UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Pelthos Therapeutics Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2025

 4020 Stirrup Creek Drive, Suite 110

Durham, NC

(919) 908-2400

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to Be Held on December 17, 2025

The Notice of Annual Meeting, Proxy Statement

and Annual Report on Form 10-K are available at:

www.proxyvote.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 17, 2025

To the Shareholders of Pelthos Therapeutics Inc.:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Pelthos Therapeutics Inc. (the “Company”) will be held online on December 17, 2025 at 9:00 am Eastern Time. The Annual Meeting will be a virtual shareholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/PTHS2025 and entering your 16-digit control number (included in the Notice Regarding the Availability of Proxy Materials, which is being mailed to shareholders of record at the close of business (5:00 p.m. Eastern Time) on November 24, 2025 (the “Notice of Internet Availability”)).

The Annual Meeting is being held for the purposes of considering and voting on the following items:

1.	To elect seven (7) members of the Company’s Board (the “Board”), each to serve until the next annual meeting of the Company’s shareholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal (“Proposal No. 1”);

2.	To consider and vote on a proposal to waive the limit on the number of shares of Common Stock that may be issued to the holders of the Company’s Senior Secured Convertible Notes (the “Convertible Notes”) pursuant to the NYSE American LLC (the “NYSE American”), which requires shareholder approval before issuing common stock (or securities convertible into or exercisable for common stock) in a private placement that constitutes 20% or more of the Company’s pre-transaction outstanding common stock (the “Exchange Cap”) (“Proposal No. 2”);

3.	To consider and vote on a proposal to ratify the Board’s selection of CBIZ CPAs P.C. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2025 (“Proposal No. 3”); and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement (the “Proxy Statement”) that is attached and made a part of this notice of Annual Meeting. Only shareholders of record of common stock, par value $0.0001 per share (the “Common Stock”) at the close of business on November 24, 2025 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

The Board recommends that you vote “FOR” each director nominee and “FOR” each of Proposals No. 2 and No. 3.

Only shareholders of record at the close of business (5:00 p.m. Eastern Time) on November 24, 2025 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Whether or not you expect to attend the virtual Annual Meeting, please complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares of Common Stock. It will help in our preparations for the Annual Meeting if you would check the box on the form of proxy if you plan on attending the virtual Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to shareholders on or about November 26, 2025. If you desire to submit your vote via internet or telephone, follow the instructions at www.proxyvote.com and use the 16-digit control number provided in the proxy materials.

If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the Annual Meeting, except as otherwise discussed in the Proxy Statement.

All shareholders are cordially invited to attend the virtual Annual Meeting.

Durham, North Carolina	By Order of the Board of Directors,
, 2025
Francis Knuettel II
Chief Financial Officer, Treasurer and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on December 17, 2025: This notice of Annual Meeting and the Proxy Statement are available at www.proxyvote.com.

ii

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

In this proxy statement (“Proxy Statement”), Pelthos Therapeutics Inc., a Nevada corporation, is referred to as the “Company,” “we,” “us” and “our.”

Information Concerning the Proxy Materials and the Annual Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our Board (the “Board”) for use at our Annual Meeting of Shareholders (the “Annual Meeting”) to be held online on December 17, 2025 at 9:00 am Eastern Time. Your vote is very important. For this reason, the Board is requesting that you permit your shares of common stock, par value $0.0001 per share (the “Common Stock”), to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to shareholders on or about November 24, 2025. Voting materials, which include this Proxy Statement and the enclosed proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 27, 2025, are available at www.proxyvote.com. Only shareholders of record of our shares of Common Stock as of the close of business on November 24, 2025 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date,    shares of Common Stock were issued and outstanding. Shareholders may vote and submit proxy via the internet, by phone, or by signing, dating and returning a proxy card; however, granting a proxy does not in any way affect a shareholder’s right to attend the Annual Meeting and vote. Any shareholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation via internet at any time before the original proxy is exercised or (ii) attending the Annual Meeting via internet and voting.

Francis Knuettel II and Scott Plesha are named as attorneys-in-fact in the proxy. Mr. Knuettel is our Chief Financial Officer, Treasurer and Secretary, and Scott Plesha is our Chief Executive Officer and each will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under “Voting Procedures and Vote Required.” Where a vote has been specified in the proxy with respect to the matters identified in the Notice of Internet Availability, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by the Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

The shareholders will consider and vote upon (i) a proposal to elect seven (7) members of the Board, each to serve until the Company’s 2025 Annual Meeting of Shareholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal (“Proposal No. 1”); (ii) a proposal to waive the limit on the number of shares of Common Stock that may be issued to certain the holders of the Company’s Senior Secured Convertible Notes (the “Convertible Notes”) pursuant to the NYSE American LLC (the “NYSE American”), which requires shareholder approval before issuing common stock (or securities convertible into or exercisable for common stock) in a private placement that constitutes 20% or more of the Company’s pre-transaction outstanding common stock (“Proposal No. 2”); and (iii) a proposal to ratify the Board’s selection of CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2025 (“Proposal No. 3”). Shareholders also will consider and act upon such other business as may properly come before the Annual Meeting.

Voting Procedures and Vote Required

Mr. Knuettel and Mr. Plesha will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting. The presence, via internet or by proxy, of one-third of the votes which could be cast by the holders of all outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. In the absence of a quorum and until a quorum is secured, a majority of the shareholders who are present in person or by proxy may adjourn the meeting, from time to time, without further notice if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. Shares represented by proxies which contain withhold votes or abstention votes, as well as “broker non-vote” shares (described below), are counted as present for purposes of determining the presence of a quorum for the Annual Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.

Vote Required for Election of Directors (Proposal No. 1). Our Articles of Incorporation, as amended (“Articles of Incorporation”) do not authorize cumulative voting. Delaware law and our bylaws (“Bylaws”) provide that our directors are to be elected by a plurality of the votes cast by the holders of shares of Common Stock in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. This means that the seven (7) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required to Waive the Exchange Cap in connection with Certain Financings (Proposal No. 2). Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Articles of Incorporation, Bylaws or applicable Nevada law), a majority of all the votes cast by the holders of shares of Common Stock present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter will be required for approval. Accordingly, a majority of all the votes cast by the holders of shares of Common Stock present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote will be required to waive the Exchange Cap in connection with certain financing agreements with certain shareholders of the Company.

Vote Required for Ratification of Independent Registered Public Accountants (Proposal No. 3). Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Articles of Incorporation, Bylaws or applicable Nevada law), a majority of all the votes cast by the holders of shares of Common Stock present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter will be required for approval. Accordingly, a majority of all the votes cast by the holders of shares of Common Stock present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote will be required to ratify the Board’s selection of CBIZ as our independent registered public accountants for the fiscal year ending December 31, 2025.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are not counted in tabulating the voting result for any particular proposal where the voting standard calls for the approval of “a plurality of the votes cast by the holders of shares of Common Stock present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter” and such shares that constitute broker non-votes are not considered entitled to vote; broker non-votes are also not counted in tabulating the voting result for any particular proposal where the voting standard calls for the approval of “a majority of all the votes cast by the holders of shares of Common Stock present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter”. However, such shares that constitute broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum.

The votes on Proposal No. 1 and Proposal No. 2 are considered “non-routine,” and the vote on Proposal No. 3 is considered “routine.”

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum but are not counted where the voting standard for such approval calls for the approval of “a majority of all the votes cast by the holders of shares of Common Stock present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter,” which is the voting standard for Proposal No. 2 and Proposal No. 3.

Votes at the Annual Meeting will be tabulated by one or more inspectors of election appointed by the Chief Executive Officer.

Shareholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.

Delivery of Documents to Shareholders Sharing an Address

The Company is required to provide an annual report and proxy statement or notice of availability of these materials to all shareholders of record. If you have more than one account in your name or at the same address as other shareholders, the Company or your broker may discontinue mailings of multiple copies. If you are voting by Internet and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a shareholder of record or notify your broker if you hold through a broker.

Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of this proxy statement and the annual report or notice of availability of these materials and wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annual reports or notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Pelthos Therapeutics Inc., c/o Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling Broadridge at 1-800-690-6903, and we will promptly deliver additional materials as requested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 13, 2025 regarding beneficial ownership of the Common Stock by: (i) each person known to us who beneficially owns more than five percent of our Common Stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and named executive officers as a group.

Beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.

The percentage of beneficial ownership is calculated based on 3,061,474 shares of Common Stock outstanding as of November 7, 2025. The number of shares beneficially owned includes shares of Common Stock that each person has the right to acquire within 60 days of November 14, 2025, including upon the exercise of stock options or conversion of restricted stock units (“RSU”). These stock options shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of Common Stock expected to be owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the combined organization’s Common Stock expected to be owned by any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Pelthos Therapeutics Inc., 4020 Stirrup Creek Drive, Suite 110, Durham, NC 27703.

On February 15, 2024 the Company effected a one-for-nine reverse stock split of its outstanding Common Stock, and on July 1, 2025, the Company effected a one-for-ten reverse stock split of its outstanding Common Stock (the “Reverse Stock Splits”). All share amounts in this Proxy Statement have been retroactively adjusted to reflect the Reverse Stock Splits.

Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
5% shareholders:
3i LP(1)	500,000	9.8%
Ligand Pharmaceuticals Incorporated(2)	4,927,800	49.0%
Directors and Named Executive Officers:
Scott Plesha	—	*
Sai Rangarao	—	*
Francis Knuettel II(3)	65,894	2.1%
Peter Greenleaf(4)	51,599	1.7%
Richard Baxter(5)	12,890	*
Todd Davis(6)	34,346	1.1%
Ezra Friedberg(7)	153,102	4.8%
Dr. Richard Malamut(8)	22,070	*
Matt Pauls(9)	51,599	1.7%
All current executive officers and directors as a group 8 individuals	391,420	12.8%

*	Less than 1%.

(1)	Includes 200,000 shares of Common Stock issuable upon conversion of par value $0.0001 per share ( the “Series A Preferred Stock”) held by 3i. Pursuant to the terms of the Series A Certificate of Designations, 3i may not exercise any portion of the Series A Preferred Stock which would result in the aggregate number of shares of Common Stock held by 3i to exceed 9.99% of the total number of issued and outstanding shares of Common Stock. The business address for 3i is 2 Wooster Street, 2nd Floor, New York, NY 10013.

(2)	Includes 3,427,800 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Ligand Pharmaceuticals Incorporated (“Ligand”), a Delaware corporation and the parent of LNHC, Inc., a Delaware corporation (“LNHC”). Pursuant to the terms of the Series A Certificate of Designations, Ligand may not exercise any portion of the Series A Preferred Stock which would result in the aggregate number of shares of Common Stock held by Ligand to exceed 49.9% of the total number of issued and outstanding shares of Common Stock. The business address for Ligand is 555 Heritage Drive, Suite 200, Jupiter, Florida 33458.

(3)	For Mr. Knuettel, includes 2,223 shares of Common Stock issuable upon the exercise of stock options which are exercisable for shares of Common Stock at a price of $226.80 per share, 278 shares of Common Stock issuable upon the exercise of stock options which are exercisable for shares of Common Stock at a price of $226.80 per share, 2,778 shares of Common Stock issuable upon the exercise of stock options which are exercisable for shares of Common Stock at a price of $226.80 per share, 32,400 shares of Common Stock issuable upon the exercise of stock options which are exercisable for shares of Common Stock at a price of $13.00 per share, 5,399 shares of Common Stock issuable upon the exercise of stock options which are exercisable for shares of Common Stock at a price of $13.00 per share and 12,816 shares held by the Lara Knuettel Revocable Trust and 10,000 shares held by Camden Capital LLC (“Camden”). The option for 32,400 shares is owned by Mr. Knuettel directly and all other stock options are held of record by Camden. Mr. Knuettel serves as Managing Member of Camden and co-trustee, with individual dispositive power of the Lara Knuettel Revocable Trust, and accordingly, may be deemed to beneficially own the shares of Common Stock owned directly by Camden and the Lara Knuettel Revocable Trust.

(4)	For Mr. Greenleaf, includes 38,320 shares of Common Stock issuable upon the exercise of stock options held by Mr. Greenleaf, which are exercisable for shares of Common Stock at a price of $13.50 per share and an RSU for 12,739 shares.

(5)	For Mr. Baxter, includes 9,705 shares of Common Stock issuable upon the exercise of stock options held by Mr. Baxter, which are exercisable for shares of Common Stock at a price of $13.50 per share and an RSU for 3,185 shares.

(6)	For Mr. Davis, includes 3,334 shares of Common Stock issuable upon the exercise of stock options held by Mr. Davis, which are exercisable for shares of Common Stock at a price of $226.80 per share, 2,223 shares of Common Stock issuable upon the exercise of stock options held by Mr. Davis, which are exercisable for shares of Common Stock at a price of $226.80 per share, 9,705 shares of Common Stock issuable upon the exercise of a stock option held by Mr. Davis, which are exercisable for shares of Common Stock at a price of $13.50 per share, an RSU for 12,982 shares, an RSU for 3,185 shares and an additional 29,167 shares of Common Stock issued in a private placement in full satisfaction of the Company’s obligations under the Director Note.

(7)	For Mr. Friedberg, includes 1,667 shares of Common Stock issuable upon the exercise stock options held by Mr. Friedberg, which are exercisable for shares of Common Stock at a price of $226.80 per share, 9,705 shares of Common Stock issuable upon the exercise of a stock option held by Mr. Friedberg, which are exercisable for shares of Common Stock at a price of $13.50 per share, an RSU for 6,474 shares, an RSU for 3,185 shares, 92,072 shares of Common Stock owned by Balmoral Financial Group LLC (“Balmoral”) and 40,000 shares of Common Stock owned by Key Recovery Group LLC (“Key Recovery”). In addition, Mr. Friedberg serves as a manager with individual dispositive power of Balmoral and Key, and accordingly, may be deemed to beneficially own the shares of Common Stock owned directly by Balmoral and Key.

(8)	For Dr. Malamut, includes 1,667 shares of Common Stock issuable upon the exercise of stock options held by Dr. Malamut, which are exercisable for shares of Common Stock at a price of $226.80 per share, 4,853 shares of Common Stock issuable upon the exercise of a stock option held by Dr. Malamut, which are exercisable for shares of Common Stock at a price of $13.50 per share, an RSU for 6,474 shares, an RSU for 3,185 shares and 1,040 shares of Common Stock held by Dr. Malamut.

(9)	For Mr. Pauls, includes 38,820 shares of Common Stock issuable upon the exercise of stock options held by Mr. Pauls, which are exercisable for shares of Common Stock at a price of $13.50 per share and an RSU for 12,739 shares.

ELECTION OF DIRECTORS

(Proposal No. 1)

The following individuals have been nominated as members of the Board, each to serve until the Company’s 2026 Annual Meeting of Shareholders, until each of their respective successors are elected and qualified, or until each of their earlier resignation or removal. Pursuant to Nevada law and our Bylaws, directors are to be elected by a plurality of the votes cast by the holders of shares of Common Stock in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the seven (7) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

Following is information about each nominee, including biographical data for at least the last five (5) years, presented as of November 13, 2024. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Director Since
Peter Greenleaf(3)	55	Chairman of the Board
Richard Baxter	62	Director
Todd Davis	64	Director
Ezra Friedberg(1)	55	Director
Dr. Richard Malamut(2)(3)	66	Director
Matthew Pauls(1)(2)	54	Director
Scott Plesha	61	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Peter Greenleaf has served as the Chief Executive Officer and member of the board of directors of Aurinia Pharmaceuticals Inc. (Nasdaq: AUPH), a biopharmaceutical company focused on delivering therapies to people living with autoimmune diseases with high unmet medical needs, since April 2019. From March 2018 to April 2019, he served as the CEO of Cerecor Pharmaceuticals, Inc. (now Avalo Therapeutics, Inc.). From March 2014 to February 2018, Mr. Greenleaf served as CEO and Chairman of Sucampo Pharmaceuticals, Inc. Sucampo was focused on the development and commercialization of medicines to meet major unmet medical needs of patients worldwide and was sold in February 2018 to UK pharmaceutical company, Mallinckrodt PLC. From June 2013 to March 2014, he served as CEO and a member of the board of directors of Histogenics Corporation, a regenerative medicine company. From 2006 to 2013, Mr. Greenleaf was employed by MedImmune LLC, the global biologics arm of AstraZeneca, where he most recently served as President. From January 2010 to June 2013, he also served as President of MedImmune Ventures, a wholly-owned venture capital fund within the AstraZeneca Group. Prior to serving as President of MedImmune, Mr. Greenleaf was Senior Vice President, Commercial Operations of the company, responsible for its commercial, corporate development, and strategy functions. He has also held senior commercial roles at Centocor, Inc. (now Jansen Biotechnology, Johnson & Johnson) from 1998 to 2006 and at Boehringer Mannheim (now Roche Holdings) from 1996 to 1998. Mr. Greenleaf previously partnered with Governor Martin O’Malley to chair the Maryland Venture Fund Authority, whose vision was to oversee the implementation of Invest Maryland, a public-private partnership to spur venture capital investment in the state. In addition, he has extensive public and private board experience and has served in leadership roles on both BIO and PhRMA throughout the years. Mr. Greenleaf earned an MBA from St. Joseph’s University and a B.S. from Western Connecticut State University. We have concluded that Mr. Greenleaf should serve as a director based on his background in the commercialization of medicines and extensive corporate pharmaceutical experience.

Richard Baxter has served as Senior Vice President of Investment Operations and a member of the Investment Committee at Ligand since 2024. Mr. Baxter is a co-founder of the healthcare group for the Drawbridge Special Opportunities Fund at Fortress Investment Group and was a Managing Director at Fortress Investment Group from 2004 to 2010. He also previously served as a Managing Director and co-head of the healthcare team at Hayfin Capital Management LLP from 2013 to 2017. Before starting his investment career, he held senior roles in the pharmaceutical industry as Head of Sales, Marketing, and Business Development at PathoGensis Corp., ViroPharma Inc., and Marketing leadership at SmithKline Beecham. He earned an AB (cum laude) from Princeton University and an MBA from Harvard Business School. We believe Mr. Baxter is qualified to serve on the Board because of his extensive experience in commercialization and investments in the healthcare industry.

Todd Davis has served as a member of the Board since January 2023. He is the Chief Executive Officer of Ligand Pharmaceuticals Incorporated since December 2022 and is a member of the board of directors since 2007. He is the founder and has served as the managing partner of RoyaltyRx Capital, LLC, a special opportunities investment firm, since 2018. Since November 2019, he has also served as Chairman and CEO of Benuvia Holdings, LLC, a pharmaceutical holding company. From 2006 to 2018, Mr. Davis was a founder and Managing Partner of HealthCare Royalty Partners, a global healthcare investment firm. From 2004 to 2006, Mr. Davis was a partner at Paul Capital Partners, where he co-managed its royalty investments as a member of the Royalty Management Committee. From 2001 to 2004, he served as a partner responsible for biopharmaceutical growth equity investments at Apax Partners. Mr. Davis began his business career in sales at Abbott Laboratories where he held several commercial roles of increasing responsibility. He subsequently held general management, business development, and licensing roles at Elan Pharmaceuticals. Mr. Davis is a navy veteran and received a B.S. from the U.S. Naval Academy and an M.B.A. from the Harvard Business School. He currently serves on the board of directors of Palvella Therapeutics Inc., Virocell Biologics and Ligand Pharmaceuticals Incorporated. He is also a former board member of the Harvard Business School Healthcare Alumni Association. We believe Mr. Davis is qualified to serve on the Board because of his extensive experience within the life sciences industry, including as a founder and managing partner of a special opportunities investment firm.

Ezra Friedberg has served as a member of the Board since May 2021, bringing over 30 years of investment experience across public and private markets. Since co-founding Multiplier Capital in 2011, a private credit fund specializing in sponsor-backed growth companies, he has acted as General Partner and a member of the fund’s investment committee. A seasoned investor, Mr. Friedberg has a strong focus on the biotechnology sector, including his tenure on the board of Humanigen (Nasdaq: HGEN), a clinical-stage biopharmaceutical company developing monoclonal antibodies. His broader portfolio spans private equity, venture capital, and real estate investments. In addition to his work with Multiplier Capital, Mr. Friedberg manages diverse investments and businesses through Liberty Peak Capital, Key Recovery, and related entities. A graduate of Johns Hopkins University, he is also deeply committed to civic engagement, having founded and actively served on the boards of several community organizations, including a nonprofit mentoring agency. His extensive investment expertise and understanding of our industry were key factors in his selection to the Board.

Dr. Richard Malamut has served as a member of the Board since January 2023. Dr. Malamut is currently Chief Medical Officer at MedinCell Inc. He was most recently Chief Medical Officer and Executive Vice President at Collegium Pharmaceuticals from April 2019 to May 2022 and has also served as Chief Medical Officer for Braeburn Pharmaceuticals, Inc. from 2018 to 2019 where he was responsible for the company’s medical affairs, non-clinical and clinical development, clinical operations, research and development quality assurance, and pharmacovigilance functions. Prior to that, Dr. Malamut had similar responsibilities as Chief Medical Officer at Avanir Pharmaceuticals from 2016 to 2018 and was Senior Vice President of Global Clinical Development at Teva Pharmaceutical Industries Ltd from 2013 to 2016 where he was responsible for Pain, Neuropsychiatry, Oncology, and New Therapeutic Entities. His experience also includes roles of increasing responsibility focusing on early clinical development and translational medicine in Neurology, Psychiatry and Analgesia at Bristol-Myers Squibb and AstraZeneca. Dr. Malamut earned his medical degree from Hahnemann University in Philadelphia and completed both a residency in Neurology and a fellowship in neuromuscular disease. He worked as a board-certified academic and clinical neurologist for 17 years and has more than 50 publications in the fields of pain medicine, neuromuscular disease, autonomic disease, and neurodegenerative disease. He was selected to serve on the Board due to his experience and knowledge of the Company’s industries.

Matthew Pauls has served as the Chief Executive Officer of Savara, Inc. (NASDAQ: SVRA), a biopharmaceutical company focused on rare respiratory diseases, since December 2020, as the Chair of Savara’s Board of Directors since September 2020 and was its Interim Chief Executive Officer from September 2020 to December 2020. Mr. Pauls has served as a member of Savara’s Board of Directors since April 2017 and was a member of the board of directors of Mast Therapeutics, Inc. from October 2015 to April 2017. Previously, Mr. Pauls was the founder of Spartan Biopharma Insights, LLC, where he provided strategic advisement to institutional investors, and company management teams on investment thesis assessment, capitalization strategy, mergers and acquisitions, clinical execution, and commercialization from December 2019 to September 2020. Since August 2023, Mr. Pauls has served on the board of directors of Soleno Therapeutics, Inc. (Nasdaq: SLNO), a clinical-stage biopharmaceutical company developing novel therapeutics for rare diseases, as well as the board of directors of the privately held companies Amplo Biotechnology, Inc., a gene therapy company focused on rare neuromuscular disorders, and Pelthos Therapeutics, a biopharmaceutical company focused on dermatologic infectious diseases. Mr. Pauls served on the board of directors of Zyla Life Sciences (previously Egalet Corporation) (OTCQX: ZCOR), a commercial-stage life sciences company with a portfolio of medicines for pain and inflammation, from January 2019 until its merger with Assertio Therapeutics, Inc. in May 2020. From August 2014 to November 2019, Mr. Pauls served as President and Chief Executive Officer of Strongbridge Biopharma plc (Nasdaq: SBBP) (“Strongbridge”), a biopharmaceutical company focused on therapies that target rare diseases that Mr. Pauls lead through an initial public offering. He also served as a member of the board of directors of Strongbridge from September 2015 to November 2019. From April 2013 to August 2014, Mr. Pauls was Chief Commercial Officer of Insmed, Inc. (Nasdaq: INSM), a publicly traded global biopharmaceutical company focused on rare diseases. From 2007 to April 2013, Mr. Pauls worked at Shire Pharmaceuticals, a global specialty biopharmaceutical company, most recently as Senior Vice President, Head of Global Commercial Operations from May 2012 to April 2013. Earlier in his career, from 1997 to 2007, Mr. Pauls held senior positions at Bristol-Myers Squibb in Brand Management and Payor Marketing and at Johnson & Johnson in various U.S. and global commercial roles. Mr. Pauls holds B.S. and M.B.A. degrees from Central Michigan University and a J.D. from Michigan State University College of Law. We believe Mr. Pauls’ experience with extensive commercialization, strategic planning and operations in the biopharmaceutical industry qualifies him to serve as a member of the Board.

Scott M. Plesha has served as LNHC’s Chief Executive Officer since November 2023 and as our Chief Executive Officer since July 2025. Prior to joining LNHC, Mr. Plesha served as the President and Chief Commercial Officer at BioDelivery Sciences (BDSI), a commercial-stage specialty pharmaceutical company dedicated to patients living with chronic conditions, from January 2018 until it was acquired by Collegium Pharmaceutical in 2022. Mr. Plesha joined BioDelivery Sciences in August 2015 as Senior Vice President, Sales, and assumed the additional responsibility of leading the marketing department in December 2015. He previously served as Senior Vice President of Gastrointestinal Sales at Salix Pharmaceuticals. Before Salix, Mr. Plesha was a Regional Sales Manager for Oclassen Dermatologics, a division of Watson Laboratories, and in commercial roles of increasing responsibility at Solvay Pharmaceuticals. Mr. Plesha received a Bachelor of Arts in Pre-Medical Studies from DePauw University. He was selected to serve as the Company’s Chief Executive Officer, President and Director due to his previous leadership of LNHC and extensive experience in sales and sales management in the pharmaceutical and medical industries.

Vote Required and Recommendation

Our Articles of Incorporation do not authorize cumulative voting. Nevada law and our Bylaws provide that directors are to be elected by a plurality of the votes cast by the holders of shares of Common Stock in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. This means that the seven (7) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Votes withheld will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast for any particular nominee. Broker non-votes are not entitled to vote on Proposal No. 1, and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining votes cash for any particular nominee.

At the Annual Meeting, a vote will be taken on a proposal to approve the election of the seven (7) director nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THE ELECTION OF THE SEVEN (7) DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives, and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until our next Annual Meeting and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director.

Director Independence

The Board consists of seven members. The number of directors is fixed from time to time by the Board, subject to the terms of our Articles of Incorporation and our Bylaws. Each of our current directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, disqualification, resignation, or removal.

As our Common Stock is listed on NYSE American, our determination of the independence of directors is made using the definition of “independent director” contained in Section 803 of the NYSE American listing rules (the “NYSE American Rules”). Our Board has affirmatively determined that Messrs. Friedberg Greenleaf and Pauls, and Dr. Malamut are “independent directors,” as that term is defined in the NYSE American Rules. Under the NYSE American Rules, the Board must be composed of a majority of “independent directors.” Additionally, subject to certain limited exceptions, the Board’s audit, compensation, and nominating and corporate governance committees also must be composed of all independent directors.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The NYSE American independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, under applicable NYSE American Rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of our audit committee, the Board, or any other committee of the Board: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

The Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that the following members of our Board have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director: Messrs. Davis and Knuettel, and that, other than such directors, each of our directors is “independent” as that term is defined under the listing requirements and the NYSE American Rules. In making this determination, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our Common Stock by each non-employee director.

Board Meetings and Attendance

During the 2024 fiscal year, the Board held five board meetings and also conducted other matters by unanimous written consent. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the committees on which they served.

Annual Meeting Attendance

During the 2024 fiscal year, all of the Company’s directors attended the 2024 annual meeting, except for Mr. Davis and Mr. Friedberg, who were unable to attend due to prior commitments.

Shareholder Communications with the Board

Shareholders wishing to communicate with the Board, the non-management directors, or with an individual Board member may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: info@pelthos.com. The envelope should indicate that it contains a shareholder communication. All such shareholder communications will be forwarded to the director or directors to whom the communications are addressed.

Committees of Our Board of Directors

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each committee operates under a charter approved by our board of directors. Copies of each committee’s charter are be posted on the investor relations section of our website at https://pelthos.com.

Audit Committee

Our audit committee is composed of Messrs. Friedberg and Pauls, each of whom qualifies as an independent director for audit committee purposes, as defined under the rules of the SEC and the applicable NYSE American Rules and has sufficient knowledge in financial and auditing matters to serve on the Company’s audit committee. Mr. Friedberg is the chairperson of the audit committee. Mr. Friedberg is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act and currently serves as chair of the audit committee for the Company. This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on members of the Company’s audit committee and the Board. Our audit committee will be directly responsible for, among other things:

• our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;

• our compliance with legal and regulatory requirements;

• reviewing and approving related person transactions;

• selecting and hiring our registered independent public accounting firm;

• the qualifications, independence and performance of our independent auditors; and

• the preparation of the audit committee report to be included in our annual proxy statement.

Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of NYSE American.

Compensation Committee

Our compensation committee is composed of Messrs. Pauls and Malamut, each of whom qualifies as an independent director, as defined under applicable NYSE American listing rules and also meets the additional, heightened independence criteria applicable to members of the compensation committee. Mr. Pauls is the chairperson of the compensation committee.

Our compensation committee will be responsible for, among other things:

• evaluating, recommending, approving and reviewing executive officer and director compensation arrangements, plans, policies and programs;

• administering our cash-based and equity-based compensation plans; and

• making recommendations to our Board regarding any other board of director responsibilities relating to executive compensation.

Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of NYSE American.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is composed of Messrs. Greenleaf and Malamut, each of whom qualifies as an independent director, as defined under applicable NYSE American listing rules. Mr. Greenleaf is the chairperson of the nominating and corporate governance committee.

Our nominating and corporate governance committee will be responsible for, among other things:

• identifying, considering and recommending candidates for membership on our Board;

• overseeing the process of evaluating the performance of our Board; and

• advising the Board on other corporate governance matters.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of NYSE American.

Family Relationships

There are no family relationships between any of the officers or directors of the Company.

Involvement in Certain Legal Proceedings

None.

Code of Business Conduct and Ethics

We have a written code of conduct and ethics that applies to our directors, officers, employees and contractors, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The code of conduct and ethics is available on our website at https://pelthos.com. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified above or in a Current Report on Form 8-K that we would file with the SEC.

Leadership Structure of the Board

The Board does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Scott Plesha serves as the Chief Executive Officer of the Company and Peter Greenleaf is our lead independent director.

Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has to take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Insider Trading Arrangements and Policies

We have a written insider trading policy that applies to our directors, officers, employees and contractors, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We intend to disclose future amendments to such policy, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified above or in a Current Report on Form 8-K that we would file with the SEC.

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Common Stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material non-public information subject to compliance with the terms of our insider trading policy.

Hedging Policy

Our insider trading policy prohibits our directors, officers and associates from engaging in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds.

Information About Our Executive Officers

Our executive officers are:

Name	Age	Position
Scott Plesha	61	Chief Executive Officer and President
Francis Knuettel II	59	Chief Financial Officer, Secretary and Treasurer
Sai Rangarao	42	Chief Commercial Officer

Scott M. Plesha has served as LNHC’s Chief Executive Officer since November 2023 and as our Chief Executive Officer since July 2025. Prior to joining LNHC, Mr. Plesha served as the President and Chief Commercial Officer at BioDelivery Sciences (BDSI), a commercial-stage specialty pharmaceutical company dedicated to patients living with chronic conditions, from January 2018 until it was acquired by Collegium Pharmaceutical in 2022. Mr. Plesha joined BioDelivery Sciences in August 2015 as Senior Vice President, Sales, and assumed the additional responsibility of leading the marketing department in December 2015. He previously served as Senior Vice President of Gastrointestinal Sales at Salix Pharmaceuticals. Before Salix, Mr. Plesha was a Regional Sales Manager for Oclassen Dermatologics, a division of Watson Laboratories, and in commercial roles of increasing responsibility at Solvay Pharmaceuticals. Mr. Plesha received a Bachelor of Arts in Pre-Medical Studies from DePauw University. He was selected to serve as the Company’s Chief Executive Officer, President and Director due to his previous leadership of LNHC and extensive experience in sales and sales management in the pharmaceutical and medical industries.

Francis Knuettel II has served as the Company’s Chief Financial Officer, Treasurer and Secretary since June 2022, as the Company’s Chief Executive Officer from July 2023 through July 2025, and served as a member of the Board from August 2024 through July 2025. Prior to that, from December 2020 to April 2022, he served as Chief Executive Officer and director of Unrivaled Brands, where he helped grow revenue from an annualized rate of $10 million to $100 million in six quarters by acquiring three companies in the sector. He also served as Chief Financial Officer of OCG, Inc. from June 2019 to January 2021 and held various roles at MJardin Group, including Chief Strategy Officer, from August 2018 to January 2019. Prior to MJardin Group, Mr. Knuettel served as Chief Financial Officer of Aqua Metals in 2018 and held the same position at Marathon Patent Group from 2014 to 2018. During Mr. Knuettel’s career, he has helped raise more than $300 million via venture equity and debt, public equity and debt offerings in the United States and Canada, convertible debt, PIPEs, bridge loans and other instruments. In addition, he has managed more than 15 mergers and acquisition transactions of companies as both buyer and seller and has handled large-scale licensing transactions with fortune 50 companies. Mr. Knuettel is also a board member at Etheros Pharmaceuticals Corp. since 2023. Mr. Knuettel received his BA with honors in Economics from Tufts University and holds an MBA in Finance and Entrepreneurial Management from The Wharton School at the University of Pennsylvania.

Sai Rangarao serves as Senior Vice President, Head of Sales, Marketing & Commercial Operations at the Company. Mr. Rangarao joined the Company in March 2024. He has more than a decade of experience leading, launching, and marketing large and highly differentiated pharmaceutical products, including Otezla®, the only approved oral systemic therapy with a broad indication. Prior to joining the Company, Mr. Rangarao was Vice President of Marketing at Collegium Pharmaceutical, where he led marketing for the full product portfolio and Neurology sales. He joined Collegium from BioDelivery Sciences International (BDSI), which was acquired by Collegium in 2022. Under Mr. Rangarao’s leadership as Vice President of Marketing and Commercial Operations at BDSI, the company expanded its pain and neurology product portfolio and increased market share of the company’s lead product BELBUCA®, ultimately leading to the successful sale to Collegium. Before BDSI, he was Head of Dermatology Marketing at Celgene Corporation. At Celgene, Mr. Rangarao was responsible for the commercial efforts of Otezla in dermatology for three consecutive years leading to significant year-over-year market share growth until the product was sold to Amgen for $13 billion. He began his career at Novartis Pharmaceuticals, where he held roles of increasing responsibility across Global R&D, Sales Force Effectiveness, Multichannel, and In-Line Marketing. Mr. Rangarao also served as a key member of the commercial and marketing organization at Novartis that launched COSENTYX® in the U.S. Mr. Rangarao earned an MS in Bioscience Regulatory Affairs from The Johns Hopkins University, an MBA and MS from the New Jersey Institute of Technology, and a BS in Computer Science from Indiana University of Pennsylvania.

Delinquent Section 16(a) Reports

Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding ten percent or more of our Common Stock must report on their ownership of the Common Stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established. During the fiscal year ended December 31, 2024, all reports required to be filed by such persons pursuant to Section 16(a) were filed on a timely basis.

DIRECTOR COMPENSATION

We have not implemented a formal policy with respect to compensation payable to our non-employee directors. From time to time, we have granted equity awards to attract individuals to join our Board and for their continued service thereon. In 2024, independent directors of Channel Therapeutics Corporation (“Channel”) received $14,396 in cash compensation. In addition, in 2024 directors were granted options to purchase 9,000 shares of Common Stock at fair market value as of the date of issuance, expiring ten years from issuance and RSUs representing 35,667 shares of Common Stock. In addition, we reimburse our directors for expenses associated with attending meetings of our Board and its committees. Our Board is still in the process of considering the non-employee director compensation policy.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Stock Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Todd Davis	14,396	52,258	299,215	—	20,000	—	385,869
Ezra Friedberg	14,396	26,111	149,608	—	20,000	—	210,115
Richard Malamut	14,396	26,111	149,608	—	20,000	—	210,115
Chia-Lin Simmons	14,396		183,675	—	20,000	—	218,071
Peter Greenleaf	—	—	—	—	—	—	—
Matt Pauls	—	—	—	—	—	—	—
Rich Baxter	—	—	—	—	—	—	—
Scott Plesha	—	—	—	—	—	—	—
(1)	Amounts reflect the aggregate grant date fair value of the stock options granted to each named executive officer during the fiscal year ended December 31, 2023 and 2024, as computed in accordance with Financial Accounting Standards Board ASC 718.

EXECUTIVE OFFICER COMPENSATION

Our named executive officers for 2024 were Mr. Francis Knuettel II, our Chief Executive Officer and President, Chief Financial Officer, Treasurer and Secretary, and Dr. Eric Lang, our Chief Medical Officer. Mr. Knuettel was first appointed in June 2022, and Dr. Lang was first appointed in May 2023.

Following the close on July 1, 2025 of the merger transaction contemplated by that certain Agreement and Plan of Merger, dated as of April 16, 2025 (the “Merger Agreement”), by and among the Company, CHRO Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), LNHC, and solely for the purposes of Article III thereof, Ligand (the “Merger”), our named executive officers are Mr. Scott Plesha, our Chief Executive Officer and President, Mr. Francis Knuettel II, our Chief Financial Officer, and Mr. Sai Rangarao, our Chief Commercial Officer.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during the years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary		Bonus	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Scott Plesha(1)	2024	$—		$—	$—	$—	$—		$—
Chief Executive Officer	2023	$—		$—	$—	$—	$—		$—
Francis Knuettel II	2024	$424,923		$56,666	$361,833	$—	$—		$843,422
Chief Financial Officer (2)	2023	$107,500		$—	$199,510	$—	$—		$307,010
Sai Rangarao (3)	2024	$—		$—	$—	$—	$—	$
Chief Commercial Officer	2023	$—		$—	$—	$—	$—	$
Eric Lang(4)	2024	$446,154		$—	$230,318	$—	$—		$676,472
Chief Medical Officer	2023	$166,767		$—	$120,735	$—	$—		$287,502
Christian Kopfli	2024	$—		$—	$—	$—	$—		$—
Former Chief Executive Officer, Former Chief Strategy Officer, and Former Vice Chairman (5)	2023	$11,280	(6)	$—	$149,633	$—	$—		$160,913

(1)	Mr. Plesha was appointed to the position of Chief Executive Officer of Pelthos on July 1, 2025 following the consummation of the Merger between Channel and LNHC.

(2)	Mr. Knuettel resigned as Chief Executive Officer on July 1, 2025 with the consummation of the Merger between Channel and LNHC and was appointed to the position of Chief Financial Officer of Pelthos on July 1, 2025.

(3)	Mr. Rangarao was appointed to the position of Chief Commercial Officer of Pelthos on July 2, 2025 following the consummation of the Merger between Channel and LNHC.

(4)	Represents the portion of Dr. Lang’s salary attributable to his services to the Company during the year ended December 31, 2023. Dr. Lang was appointed Chief Medical Officer of the Company, effective May 15, 2023. Dr. Lang’s employment was terminated on July 1, 2025.

(5)	Mr. Kopfli stepped down as Chief Financial Officer with the hiring of Mr. Knuettel, effective June 10, 2022. In addition, in July 2023, Mr. Knuettel assumed the role of Interim Chief Executive Officer and stepped down as Chief Strategy Officer, and Mr. Kopfli was appointed Vice Chairman and Chief Strategy Officer. On December 1, 2023, the Company terminated Mr. Kopfli as Vice Chairman and Chief Strategy Officer.

(6)	Represents the portion of Mr. Kopfli’s salary attributable to his services to the Company during the years ended December 31, 2023.

Pre-Merger Employment Agreements and Arrangements

Christian Kopfli

We were a party to an amended and restated employment agreement with Christian Kopfli, dated July 28, 2023. Pursuant to such agreement, Mr. Kopfli agreed to serve as our Vice Chairman and Chief Strategy Officer, in consideration for an annualized salary of $275,000, payable in cash at the rate of $5,000 per month (a minimum of $1,125 per week), with the remainder accrued and paid as of the earliest of a sale or liquidation of the Company, the Company’s bankruptcy or three days after the approval by the Board of a funded budget with appropriately established milestones subsequent to the effective date of a Form S-1 registration statement (“Post-registration Approval”). Mr. Kopfli also agreed, as of Post-registration Approval, to resign as Chief Executive Officer of Chromocell Corporation although he could continue to serve on the board of directors of Chromocell Corporation, including as its board of directors Chair. The employment agreement provided that Mr. Kopfli receive an option to acquire 200,000 shares of our Common Stock, vesting quarterly over 10 quarters and beginning October 1, 2022. This option shall have an exercise price equal to the fair market value of our Common Stock on the date of grant and shall expire on the 10th anniversary of the date of grant. The option was awarded as of January 10, 2023. The employment agreement contemplated an annual bonus, as determined by the Board. The target bonus was 50% of Mr. Kopfli’s annualized salary and was to be based on achievement of performance goals and objectives agreed to by Mr. Kopfli and the Board in January of each year. The Board was to increase the bonus in recognition of performance in excess of the performance objectives. Any bonus would have only been paid if Mr. Kopfli remained employed on the date of payment, which would have been no later than March 15 of the year following the year to which the bonus relates. Any bonus for 2022 would have been payable solely in the Board’s discretion.

Pursuant to Mr. Kopfli’s employment agreement, in the event he was involuntarily terminated by the Company other than for “Cause” or if he resigns for “Good Reason,” he was entitled to receive (i) six months of salary at the same rate existing immediately prior to his termination, (ii) his target bonus, if performance goals and objectives had been established for the year and prorated for the period of service, and (iii) six months of additional vesting credit with respect to any outstanding time-based equity awards. “Cause” and “Good Reason” are each defined in the employment agreement.

Finally, Mr. Kopfli agreed to certain non-solicitation and non-competition provisions for a period of 12 months following termination and to certain confidentiality obligations. Additional terms and conditions are set forth in the employment agreement.

On November 27, 2023, Mr. Kopfli was removed from our Board by our shareholders having a majority of the number of votes necessary to take such action. Mr. Kopfli was then terminated from his position as Vice Chairman and Chief Strategy Officer by the Company for “Cause”, as defined in the employment agreement, effective December 1, 2023.

Camden Capital LLC

We entered into a Consultant Agreement with Camden, dated January 10, 2023 (the “Consultant Agreement”). This Consultant Agreement replaced an agreement with Mr. Francis Knuettel II dated June 2, 2022 and pursuant to which, Camden agreed to provide the services of Mr. Knuettel, who was to serve as our Chief Financial and Strategy Officer, Treasurer and Secretary.

Under the Consultant Agreement, Camden accrued a consulting fee for the period June 6, 2022 through August 31, 2022 of $10,000 per month and effective September 1, 2022, began to accrue a consulting fee of $20,000 per month, payable in cash at the rate of $5,000 per month (a minimum of $1,125 per week), with the remainder accrued. All accrued consulting fees are payable as of the earliest of a sale or liquidation of the Company, the Company’s bankruptcy or three days after Post-registration Approval. The Consultant Agreement provides for the following equity awards to Camden: (i) an option, awarded as of January 10, 2023, to acquire 200,000 shares of our Common Stock, vesting quarterly over 10 quarters and beginning October 1, 2022, with the option having an exercise price equal to the fair market value of our Common Stock on the date of grant and expiring on the 10th anniversary of the date of grant; (ii) an option, awarded as of January 10, 2023, to acquire 25,000 shares of our Common Stock, vesting 100% upon the sooner of the sale of the Company or Post-registration Approval, with the option having an exercise price equal to the fair market value of our Common Stock on the date of grant and expiring on the 10th anniversary of the date of grant; and (iii) an RSU, awarded as of January 10, 2023, of 150,000 shares of our Common Stock, vesting 100% on the day after the first trading window that opens after Post-registration Approval.

The Consultant Agreement contemplates an additional consulting fee, as determined by the Board. The potential additional consulting fee is 50% of the annualized consulting fee and will be based on achievement of performance goals and objectives established by the Board in concert with Mr. Knuettel in January of each year. The Board may increase the potential additional consulting fee in recognition of performance in excess of the performance objectives. Any amount shall only be paid if Camden continues to provide consulting services to the Company as of the date of payment, which will be no later than March 15 of the year following the year to which the additional consulting fee relates. Any additional consulting fee for 2022 is payable solely in the Board’s discretion.

Pursuant to the Consultant Agreement, in the event the relationship with Camden is involuntarily terminated by the Company other than for “Cause” or if Camden terminates the relationship for “Good Reason,” Camden is entitled to receive (i) six months of consulting fees at the same rate existing immediately prior to termination, (ii) a potential additional consulting fee, if performance goals and objectives have been established for the year and prorated for the period of service, and (iii) six months of additional vesting credit with respect to any outstanding time-based equity awards. “Cause” and “Good Reason” are each defined in the Consultant Agreement.

Finally, Camden and Mr. Knuettel agree to certain non-solicitation and non-competition provisions for a period of 12 months following termination of the relationship and to certain confidentiality obligations. Additional terms and conditions are set forth in the Consultant Agreement.

On June 23, 2023, we amended and restated the Consultant Agreement by entering into an Amended and Restated Consultant Agreement with Camden whereby the RSU for 16,667 shares of Common Stock was cancelled, and we agreed to grant Camden an option to acquire 27,777 shares of Common Stock within 30 days of the closing of the IPO. As of June 23, 2023, such RSU for 16,667 shares of our Common Stock had not vested, and no expense was recorded on the Company’s consolidated financial statements. In addition, from and after June 1, 2023, the consulting fee will be paid in cash by the Company. No other material changes were made to the Consultant Agreement.

Effective July 19, 2023, the Board appointed Francis Knuettel II as Interim Chief Executive Officer and as of March 13, 2024, the Board appointed Francis Knuettel II as Chief Executive Officer of the Company, at which time Mr. Knuettel became an employee of the Company. Mr. Knuettel would serve as the Company’s Chief Executive Officer until the consummation of the Merger. In addition to his role as Chief Executive Officer of the Company, Mr. Knuettel would continue to serve in his capacity as Chief Financial Officer, Treasurer and Secretary of the Company until the consummation of the Merger.

Eric Lang

We are a party to an employment agreement with Eric Lang, effective May 15, 2023. Pursuant to such agreement, Dr. Lang agreed to serve as our Chief Medical Officer, in consideration for an annualized salary of $400,000. The employment agreement provides that Dr. Lang receive an option to acquire 218,000 shares of our Common Stock, vesting quarterly over 12 quarters and beginning August 15, 2023. This option shall have an exercise price equal to the fair market value of our Common Stock on the date of grant and shall expire on the 10th anniversary of the date of grant. The option was awarded as of May 15, 2023. The employment agreement contemplates an annual bonus, as determined by the Board. The target bonus is 50% of Dr. Lang’s annualized salary and will be based on achievement of performance goals and objectives determined by our Chief Executive Officer. The Chief Executive Officer may increase the bonus in recognition of performance in excess of the performance objectives. Any bonus will be paid if Dr. Lang remains employed on the date of payment, which will be no later than March 15 of the year following the year to which the bonus relates. In addition, the employment agreement contemplates annual equity bonus. The Board may, in its sole discretion, and for so long as Dr. Lang remains an employee, make an annual discretionary bonus award of an option to acquire up to 32,000 additional shares of Common Stock of the Company. Any such option shall vest in equal increments on a quarterly basis, beginning one quarter after the date of grant, with the final vesting date on the third anniversary of the date of grant. The option shall have an exercise price equal to the fair market value of our Common Stock on the date of grant and shall expire on the 10th anniversary of the date of grant.

Pursuant to Dr. Lang’s employment agreement, in the event he is involuntarily terminated by the Company other than for “Cause” or if he resigns for “Good Reason,” he is entitled to receive (i) six months of salary at the same rate existing immediately prior to his termination, (ii) 50% of his annualized salary, prorated from January 1 of the year of termination and through the date of termination, (iii) vesting of all outstanding options with time-based vesting, and (iv) coverage of 18 months of group medical, dental and/or vision benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, if he elects to continue such benefits. “Cause” and “Good Reason” are each defined in the employment agreement.

Finally, Dr. Lang agreed to certain non-solicitation and non-competition provisions for a period of 12 months following termination and to certain confidentiality obligations. Additional terms and conditions are set forth in the employment agreement.

Dr. Lang’s employment with the Company terminated upon consummation of the Merger.

Post-Merger Employment Agreements and Arrangements

On the July 1, 2025, the Company entered into employment agreements with Messrs. Plesha, Knuettel and Rangarao, effective as of July 1, 2025.

Plesha Employment Agreement

The term of the Employment Agreement with Mr. Plesha (the “Plesha Employment Agreement”) commenced on July 1, 2025 and continues until terminated pursuant to the terms set forth in the Plesha Employment Agreement.

Pursuant to the Plesha Employment Agreement, Mr. Plesha will receive an annual base salary of $438,000 and will be eligible to receive an annual bonus (the “Annual Bonus”), which will be paid no later than 90 days following the end of the fiscal year in which the Annual Bonus was earned. The Annual Bonus will have a maximum amount of 50% of Mr. Plesha’s base salary and is contingent upon Mr. Plesha’s meeting certain annual goals (the “Annual Bonus Goals”) set by the Company and the Board.

The Plesha Employment Agreement also provides that, subject to the approval of the Board, Mr. Plesha will be granted one or more equity awards covering 340,000 shares of the Company’s Common Stock in the form of stock options (“Options”), RSUs, or a combination thereof, as determined by the Board (the “Equity Awards”). On July 2, 2025, the Board approved the grant of Options to acquire 2,550,000 shares of the Company’s Common Stock and 836,778 RSUs to Mr. Plesha in accordance with the Plesha Employment Agreement.

The Plesha Employment Agreement contains standard terms relating to termination of employment for cause, good reason, as well as standard provisions relating to Mr. Plesha’s rights to receive unpaid salary through the date of termination and accrued but unused vacation time in accordance with Company policy and all other payment and benefits to which Mr. Plesha shall be entitled to under the terms of the Employment Agreement.

Knuettel Employment Agreement

The term of the Employment Agreement with Mr. Knuettel (the “Knuettel Employment Agreement”) commenced on July 1, 2025 and continues until terminated pursuant to the terms set forth in the Knuettel Employment Agreement.

Pursuant to the Knuettel Employment Agreement, Mr. Knuettel will receive an annual base salary of $410,000 and will be eligible to receive Annual Bonus, which will be paid no later than 90 days following the end of the fiscal year in which the Annual Bonus was earned. The Annual Bonus will have a maximum amount of 40% of Mr. Knuettel’s base salary and is contingent upon Mr. Knuettel’s meeting his Annual Bonus Goals set by the Company and the Board.

The Knuettel Employment Agreement also provides that, subject to the approval of the Board, Mr. Knuettel will be granted one or more Equity Awards covering 136,000 shares of the Company’s Common Stock in the form of Options, RSUs, or a combination thereof, as determined by the Board. On July 2, 2025, the Board approved the grant of Options to acquire 1,020,000 shares of the Company’s Common Stock and 334,711 RSUs to Mr. Knuettel in accordance with the Knuettel Employment Agreement.

The Knuettel Employment Agreement contains standard terms relating to termination of employment for cause, good reason, as well as standard provisions relating to Mr. Knuettel’s rights to receive unpaid salary through the date of termination and accrued but unused vacation time in accordance with Company policy and all other payment and benefits to which Mr. Knuettel shall be entitled to under the terms of the Employment Agreement.

Rangarao Employment Agreement

The term of the Employment Agreement with Mr. Rangarao (the “Rangarao Employment Agreement”) commenced on July 1, 2025 and continues until terminated pursuant to the terms set forth in the Rangarao Employment Agreement.

Pursuant to the Rangarao Employment Agreement, Mr. Rangarao will receive an annual base salary of $400,000 and will be eligible to receive Annual Bonus, which will be paid no later than 90 days following the end of the fiscal year in which the Annual Bonus was earned. The Annual Bonus will have a maximum amount of 40% of Mr. Rangarao’s base salary and is contingent upon Mr. Rangarao’s meeting his Annual Bonus Goals set by the Company and the Board.

The Rangarao Employment Agreement also provides that, subject to the approval of the Board, Mr. Rangarao will be granted one or more Equity Awards covering 124,000 shares of the Company’s Common Stock in the form of Options, RSUs, or a combination thereof, as determined by the Board. On July 2, 2025, the Board approved the grant of Options to acquire 930,000 shares of the Company’s Common Stock and 305,178 RSUs to Mr. Rangarao in accordance with the Rangarao Employment Agreement.

The Rangarao Employment Agreement contains standard terms relating to termination of employment for cause, good reason, as well as standard provisions relating to Mr. Rangarao’s rights to receive unpaid salary through the date of termination and accrued but unused vacation time in accordance with Company policy and all other payment and benefits to which Mr. Rangarao shall be entitled to under the terms of the Employment Agreement.

Cash Bonuses

Mr. Plesha was entitled to receive a cash bonus of $250,000, Mr. Knuettel was entitled to receive a cash bonus of $100,000 and Mr. Rangarao was entitled to receive a cash bonus of $150,000,  payable by the Company as of the third business day following the consummation of the Merger, or as of the end of the pay period in which the consummation of the Merger occurs, and in no event, later that December 31, 2025.

Outstanding Equity Awards as of December 31, 2024

The following table provides information regarding the outstanding equity awards of our named executive officers during the year ended December 31, 2024.

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of shares of Common Stock Unvested	Market Value of shares of Common Stock Unvested	Equity Incentive Plan Awards: Number of Unearned Unvested Shares	Equity Incentive Plan Awards: Market or Payout Value of Unearned Unvested Shares

Scott Plesha, Chief Executive Officer	—	—		—	—	—	—	—	—
Francis Knuettel II, Chief Financial Officer	2,223	—	—	$226.80	09/30/2032	—	$—	—	$—
Francis Knuettel II, Chief Financial Officer	278	—	—	226.80	1/10/2033	—	—	—	—
Francis Knuettel II, Chief Financial Officer	2,778	—	—	226.80	5/15/2033	—	—	—	—
Francis Knuettel II, Chief Financial Officer	32,400	—	—	13.00	6/14/2024	—	—	—	—
Sai Rangarao, Chief Commercial Officer	—	—	—	—	—	—	-	-	-
Eric Lang, Chief Medical Officer	10,093	14,130	—	$226.80	5/15/2033	—	$—	—	$—
Eric Lang, Chief Medical Officer	32,500	97,500	—	$13.00	6/14/2034	—	—	—	—

Equity Incentive Plan

The Pelthos Therapeutics Inc. Amended and Restated 2023 Equity Incentive Plan

On January 10, 2023, the Channel board of directors adopted and submitted for shareholder approval the Channel Therapeutics 2023 Equity Incentive Plan (the “Prior Plan”), which Prior Plan was later approved by the Company’s shareholders. On February 15, 2023, we amended the Prior Plan to increase the number of shares available for issuance thereunder to 44,445 and on October 22, 2024, we further amended the Prior Plan to increase the number of shares available for issuance thereunder to 194,445. The following summary of the material features of the Prior Plan is qualified in its entirety by reference to the complete text of the Prior Plan. The Prior Plan will terminate on January 10, 2033, in accordance with its terms, although, awards outstanding under the Prior Plan will continue to be governed by their existing terms after the Prior Plan’s expiration.

On April 11, 2025, the Channel board of directors adopted a resolution approving the Pelthos Therapeutics Amended and Restated 2023 Plan (the “Amended and Restated 2023 Plan”). On April 16, 2025, the Majority Shareholders approved the Amended and Restated 2023 Plan, which became effective as of the same date. The purpose of the Amended and Restated 2023 Plan is to encourage key employees, directors, and consultants of the Company and its subsidiaries to continue their association with the Company by providing favorable opportunities for them to participate in the ownership of the Company and its subsidiaries and in its future growth through the granting of equity ownership opportunities and incentives based on the Common Stock that are intended to align their interests with those of the Company’s shareholders. The Amended and Restated 2023 Plan provides for awards of incentive and non-statutory stock options, restricted stock and restricted stock units, stock appreciation rights, performance shares and performance share units (collectively, the “Awards”).

The Amended and Restated 2023 Plan reflects amendments to the Prior Plan, which, among other things, increase the number of shares of Common Stock that are authorized to be issued under the Prior Plan from 194,445 to 2,400,000.

The principal provisions of the Amended and Restated 2023 Plan are summarized below.

Administration

The Amended and Restated 2023 Plan will be administered by the Board or, in its discretion, by a committee or sub-committee of the Board, which is generally expected to the Compensation Committee of the Board (the administrator of the plan, as applicable, the “Compensation Committee”). The Compensation Committee has complete discretion to make all decisions relating to the Amended and Restated 2023 Plan and outstanding Awards.

Eligibility

Employees, non-employee members of the Board and other natural persons who render bona fide services (not in connection with the offer or sale of securities in a capital-raising transaction and not directly or indirectly promoting or maintaining a market for the Company’s securities) to the Company are eligible to participate in the Amended and Restated 2023 Plan.

Types of Awards

The Amended and Restated 2023 Plan provides for the following types of awards granted with respect to shares of Common Stock:

• incentive and nonqualified stock options to purchase shares of Common Stock;

• stock appreciation rights, whether settled in cash or Common Stock;

• direct awards or sales of shares of Common Stock, with or without restrictions; and

• restricted stock units.

The recipient of an award under the Amended and Restated 2023 Plan is referred to as a participant.

Options. The Compensation Committee may grant incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”) under the Amended and Restated 2023 Plan. The Compensation Committee determines the number of shares of Common Stock subject to each option, its exercise price, its duration and the manner and time of exercise; provided, however, that no option may be issued under the Amended and Restated 2023 Plan with an exercise price that is less than the fair market value of our Common Stock as of the date the option is granted, and no option issued as an ISO will have a duration that exceeds ten years. ISOs may be issued only to the Company’s employees or employees of its corporate subsidiaries, and in the case of a more than ten percent shareholder, must have an exercise price that is at least 110% of the fair market value of Common Stock as of the date the option is granted, and may not have a duration of more than five years.

The Compensation Committee, in its discretion, may provide that any option is subject to vesting limitations that make it exercisable during its entire duration or during any lesser period of time.

The exercise price of an option may be paid (i) in cash or check, (ii) by delivery of a recourse promissory note secured by Common Stock acquired upon exercise of the option (if approved by the Compensation Committee, except that such a loan would not be available to any of the Company’s executive officers or directors), (iii) by means of a “cashless exercise” procedure in which a broker transmits to us the exercise price in cash, either as a margin loan or against the optionee’s notice of exercise and confirmation by the Company that the Company will issue and deliver to the broker stock certificates for that number of shares of Common Stock having an aggregate fair market value equal to the exercise price, or agrees to pay the exercise price to us in cash upon receipt of stock certificates, (iv) if approved by the Compensation Committee, by delivery of shares of Common Stock already owned by the optionee, (v) if approved by the Compensation Committee, by a “net exercise” in the case of an NSO, (vi) by other lawful consideration set forth in the applicable option agreement or approved by the Compensation Committee, or (vii) by any combination of the methods listed, if approved by the Compensation Committee.

Stock Appreciation Rights (“SARs”). The Compensation Committee may also grant SARs to participants on such terms and conditions as it may determine. SARs may be granted separately or in connection with an option. No SAR may be issued under the Amended and Restated 2023 Plan with an exercise price that is less than the Fair Market Value of Common Stock as of the date the SAR is granted, and no SAR will have a duration that exceeds ten years. Upon the exercise of an SAR, the participant is entitled to receive payment equal to the excess of the fair market value, on the date of exercise, of the number of shares of Common Stock for which the SAR is exercised over the exercise price for Common Stock under a related option or, if there is not a related option, over an amount per share stated in the agreement setting forth the terms and conditions of the SAR.

Payment to the participant may be made in cash or other property, including Common Stock, in accordance with the provisions of the SAR agreement.

Stock Grants. The Compensation Committee may make an award in one or more of the following forms of stock grant. Stock grants (including restricted stock units and performance units after settlement) generally will provide the participant with all of the rights of a shareholder of ours, including the right to vote and to receive payment of dividends.

Stock grant without restriction. The Compensation Committee may make a stock grant without any restrictions.

Restricted stock and RSUs. The Compensation Committee may issue shares of Common Stock with restrictions determined by the Compensation Committee in its discretion. Restrictions could include conditions that require the participant to forfeit the shares in the event that the participant ceases to provide services to the Company or any of its affiliates thereof before a stated time. RSUs are similar to restricted stock except that no shares are actually issued to the participant on the RSU grant date. Rather, and provided all applicable restrictions are satisfied, shares of Common Stock are generally delivered at settlement of the award. The period of restriction, the number of shares of restricted stock or the number of RSUs granted, the purchase price, if any, and such other conditions and/or restrictions as the Compensation Committee may establish will be set forth in an award agreement. Participants holding RSUs will not have voting rights or other rights as a shareholder until any shares related to the RSU are issued. After all conditions and restrictions applicable to restricted shares and/or RSUs have been satisfied or have lapsed, shares of restricted stock will become freely transferable and RSUs may be settled in cash, in shares of Common Stock or in some combination of cash and shares of Common Stock, as determined by the Compensation Committee and stated in the award agreement.

Performance shares and performance share units (“PSUs”). With respect to an award of performance shares and/or PSUs, the Compensation Committee will establish performance periods and performance goals. The extent to which a participant achieves their performance goals during the applicable performance period will determine the value and/or the number of performance shares and/or PSUs earned by such participant. Payment of earned performance shares and/or PSUs will be in cash, shares of Common Stock or some combination of cash and shares of Common Stock, as determined by the Compensation Committee and stated in the award agreement.

Substitute awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Compensation Committee may grant awards in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any subsidiary of the Company or with which the Company or any of its subsidiaries combines (“Substitute Awards”). Substitute Awards may be granted on such terms as the Compensation Committee deems appropriate, notwithstanding limitations on awards in the Amended and Restated 2023 Plan. Substitute Awards will not count against the number of shares of Common Stock that are authorized to be issued under the Amended and Restated 2023 Plan (nor will shares of Common Stock subject to a Substitute Award be added to the shares of Common Stock available for award under the plan), except that the shares of Common Stock acquired by exercise of substitute ISOs will count against the maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs under the Amended and Restated 2023 Plan.

Other awards. The Compensation Committee may issue other types of equity-based or equity-related awards under the Amended and Restated 2023 Plan, on such terms and conditions as the Compensation Committee shall determine in its discretion.

Dividends; Dividend Equivalents

Participants holding restricted stock and performance shares will be entitled to receive dividends on our Common Stock, provided that participants will not be entitled to dividends with respect to unvested restricted stock and performance shares until the stock or shares vest, respectively. Dividend equivalent units may, but are not required to, be granted with respect to RSUs or PSUs and may be paid in cash, additional shares of Common Stock or a combination on the date the shares are delivered, all as determined by the Compensation Committee and stated in the award agreement.

The payment of dividend equivalents in cash in conjunction with any outstanding awards will not count against the number of shares of Common Stock that are authorized to be issued under the Amended and Restated 2023 Plan.

Effect of certain corporate transactions

In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution on our Common Stock other than an ordinary cash dividend, the Compensation Committee shall make equitable adjustments to awards as it, in its sole discretion, deems appropriate. In the case of (1) a merger or consolidation of the Company with or into another entity pursuant to which all of our Common Stock is cancelled or converted into or exchanged for the right to receive cash, securities or other property, (2) any transfer or disposition of all of our Common Stock for cash, securities or other property pursuant to a share exchange or other transaction, (3) the sale or other disposition of all or substantially all of the Company’s assets, (4) any liquidation or dissolution of the Company, or (5) a Change in Control of the Company (as defined in the Amended and Restated 2023 Plan), the Compensation Committee may take any of a number of actions including providing for the assumption of awards, the termination of awards (with advance notice permitting exercise), Awards to become exercisable at or prior to the event, the liquidation of awards or any combination of the foregoing.

Amendments or Termination of the Amended and Restated 2023 Plan and Awards

The Board may at any time amend or terminate the Amended and Restated 2023 Plan; however, no amendment may adversely affect an award outstanding under the Amended and Restated 2023 Plan without the consent of the affected participant and shareholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The Amended and Restated 2023 Plan will terminate automatically ten years after the earlier of the date when the Board adopted the Amended and Restated 2023 Plan or the date when the Company’s shareholders approved the Amended and Restated 2023 Plan. No awards may be granted under the Amended and Restated 2023 Plan after its termination, but awards previously granted prior to termination may remain outstanding following such termination in accordance with the Amended and Restated 2023 Plan. Further, the Compensation Committee may, without shareholder approval, amend any outstanding option or SAR to reduce its exercise price per share, or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price per share that is less than the exercise price per share of the original options or SARs.

Federal Tax Aspects

The following summary is a brief discussion of certain federal income tax consequences to U.S. taxpayers and to the Company of Awards granted under the Amended and Restated 2023 Plan. This summary is not intended to be a complete discussion of all the federal income tax consequences of the Amended and Restated 2023 Plan or of all the requirements that must be met in order to qualify for the tax treatment described below. The following summary is based upon the provisions of U.S. federal tax law in effect on the date hereof, which is subject to change (perhaps with retroactive effect) and does not constitute tax advice. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed in this summary may be applicable, recipients of Awards and persons eligible to receive Awards are encouraged to consult with their own advisors.

Tax consequences of nonqualified stock options and stock appreciation rights. In general, an employee, director or consultant will not recognize income at the time of the grant of nonqualified stock options or stock appreciation rights under the Amended and Restated 2023 Plan. When the holder exercises the stock option or stock appreciation right, he or she generally will recognize compensation income for federal income, Social Security, Medicare and Additional Medicare tax purposes equal to the excess, if any, of the fair market value (determined on the day of exercise) of the shares of Common Stock received (or cash equivalent) over the exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount of compensation income recognized at the time of the exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified stock option or stock appreciation right, the holder will have taxable capital gain or loss, measured by the difference between the amount realized on the sale or exchange and the tax basis of the shares. The capital gain or loss will be short-term or long-term depending on the holding period of the shares sold. If a stock appreciation right is settled in cash, the amount received will be taxed as compensation income. the Company receives no tax deduction on the grant of a nonqualified stock option, but the Company is generally entitled to a tax deduction when a holder recognizes ordinary compensation income on exercise of the option, in the same amount as the income recognized by the holder.

Tax treatment of incentive stock options. Generally, a holder incurs no federal income tax liability on either the grant or the exercise of an incentive stock option, although a holder will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of Common Stock subject to the option over the exercise price. Provided that the Common Stock is held for at least one year after the date of exercise of the option and at least two years after its date of grant, any gain realized on a subsequent sale of the Common Stock will be taxed as long-term capital gain. If the Common Stock is disposed of within a shorter period of time, the holder will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the stock on the date of exercise (or the sale price of the shares sold, if less) over the exercise price. the Company receives no tax deduction on the grant or exercise of an incentive stock option, but the Company is generally entitled to a tax deduction if the holder recognizes ordinary compensation income on account of a premature disposition of shares acquired on exercise of an incentive stock option, in the same amount and at the same time as the holder recognizes income.

Tax consequences of stock Awards. In general, the recipient of an Award of Common Stock without restrictions will recognize compensation income at the time the shares of Common Stock are awarded in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock received over the amount, if any, the recipient paid in exchange for the shares of Common Stock. In the case of a restricted stock award (such that the shares are subject to vesting or other restrictions), the recipient generally will not recognize income until the shares of Common Stock become vested or the restrictions otherwise lapse, at which time the recipient will recognize compensation income equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of vesting (or the date of the lapse of a restriction) less the amount, if any, that the recipient paid in exchange for the shares of Common Stock. If the shares of Common Stock are forfeited under the terms of the restricted stock award, the recipient will not recognize compensation income and will not be allowed an income tax deduction with respect to the forfeiture.

A recipient may file an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days of the recipient’s receipt of the restricted stock to recognize compensation income, as of the date of transfer, equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of transfer less the amount, if any, that the recipient paid in exchange for the shares of Common Stock. If a recipient makes a Section 83(b) election, then the recipient will not otherwise be taxed in the year the vesting or restriction lapses, and, if the restricted stock award is forfeited, the recipient will not be allowed an income tax deduction for the compensation income recognized. (A loss is allowed with respect to any amount paid.) If the recipient does not make a Section 83(b) election, dividends paid to the recipient on the shares of Common Stock prior to the date the vesting or restrictions lapse will be treated as compensation income. All such taxable amounts are generally deductible by the Company at the time and in the amount of the ordinary compensation income recognized by the holder.

The recipient’s tax basis for the determination of gain or loss upon the subsequent disposition of shares of Common Stock acquired as restricted stock awards will be the amount paid for the shares plus the amount of compensation income recognized in connection with the Award.

Tax consequences of restricted stock units. A recipient of a restricted stock unit is taxed when the shares are delivered (generally at vesting), rather than the date of grant. The recipient is taxed on compensation income measured by the cash received or the difference between the amount paid (if any) and the fair market value of Common Stock at settlement. If the recipient receives actual shares at settlement, the holding period will begin at settlement and the tax basis will be equal to the sum of the cash, if any, paid plus the amount of compensation income recognized at vesting. Dividend equivalents (if offered) will be taxed as additional compensation income at settlement. All such taxable amounts are generally deductible by the Company at the time and in the amount of the ordinary compensation income recognized by the holder.

Additional Federal Tax. A recipient may be required to pay a 3.8% Medicare tax with respect to net investment income, including dividends on and gains from the sale or other disposition of Common Stock, to the extent that total adjusted income exceeds applicable thresholds.

Withholding and other consequences. All compensation income of a recipient with respect to an Award will be subject to appropriate federal, state and local income and employment tax withholding.

Tax effect for the Company. The Company is generally entitled to an income tax deduction in connection with an Award under the Amended and Restated 2023 Plan in an amount equal to the compensation income recognized by a recipient at the time the recipient recognizes such income, subject to the limitation on the deduction of executive compensation under Section 162(m) of the Internal Revenue Code in the case of certain executives. Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer, the principal financial officer and the three other most highly compensated executive officers. In addition, each person covered by Section 162(m) of the Code for a particular year remains subject to the $1,000,000-limit in subsequent years, even if not included in that group for the year. It is expected that certain of the Company’s compensation arrangements may result in non-deductible compensation when the total exceeds $1,000,000. Nevertheless, the deductibility of compensation is but one of the critical factors in the design and implementation of any compensation arrangement, and the Compensation Committee reserves the right to pay nondeductible compensation when appropriate.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON RECIPIENTS OF AWARDS UNDER THE AMENDED AND RESTATED 2023 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A RECIPIENT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY STATE OR FOREIGN COUNTRY IN WHICH THE RECIPIENT MAY RESIDE. THE FOREGOING SUMMARY IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, TO AVOID PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER.

On January 10, 2023, pursuant to the Prior Plan, we granted: (a) options to purchase up to an aggregate of 9,169 shares of Common Stock to employees and directors and (b) 1,667 RSUs to employees. On March 9, 2023, pursuant to the Prior Plan, we granted an option to purchase up to 1,500 shares of Common Stock to a director. On June 23, 2023, we granted options to acquire 5,200 shares of Common Stock to employees (inclusive of options that have not yet been granted but the Company has agreed to grant in connection with the closing of the IPO) and cancelled an RSU for 16,667 shares issued to an employee on January 10, 2023. On June 14, 2024, pursuant to the Prior Plan, we granted options to acquire 63,400 shares of Common Stock to employees and one of the directors and 25,800 RSUs to the other directors. On October 22, 2024, pursuant to the Prior Plan, we granted options to acquire 5,000 shares of Common Stock to a consultant to the Company. On November 13, 2024, pursuant to the Prior Plan, we granted 9,869 RSUs to certain directors. On April 11, 2025, pursuant to the Prior Plan, we granted options to acquire 7,899 shares of Common Stock to one employee and one director. On July 2, 2025, pursuant to the Amended and Restated 2023 Plan, we granted options to acquire 1,462,126 shares of Common Stock to employees and directors and 479,851 RSUs to employees and directors. On August 13, 2025, pursuant to the Amended and Restated 2023 Plan, we granted options to acquire 3,750 shares of Common Stock to employees and 1,232 RSUs to employees. On September 18, 2025, pursuant to the Amended and Restated 2023 Plan, we granted Options to acquire 1,875 shares of Common Stock to an employee and 615 RSUs to an employee. On September 30, 2025, pursuant to the Amended and Restated 2023 Plan, we granted options to acquire 5,625 shares of Common Stock to employees and 1,845 RSUs to employees. On November 5, 2025, pursuant to the Amended and Restated 2023 Plan, we granted options to acquire 3,750 shares of Common Stock to employees and 1,230 RSUs to employees.

The offers and sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the above securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof.

Policies and Practices Related to The Grant of Certain Equity Awards

We maintain the Amended and Restated 2023 Plan through which we grant equity awards, including stock options and stock appreciation rights, to our named executive officers, other employees, and directors as part of our compensation program. In addition, certain employment agreements with our named executive officers provide for the grant of such equity awards. We do not currently have a formal policy governing the timing of grants of stock options, stock appreciation rights, or similar option-like instruments to named executive officers or directors in relation to the release of material nonpublic information. Equity awards under the Amended and Restated 2023 Plan have been granted from time to time, including to directors, to encourage their initial or continued service on our Board. Our Board is evaluating the adoption of a policy concerning the timing of such awards relative to material non-public information disclosures. We have not adopted any practice of timing, and do not time, the release of material non-public information to affect the value of equity awards granted to named executive officers or directors.

During the year ended December 31, 2024, there were no equity grants made to our executive officers during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our audit committee charter requires the audit committee to review, consider, and approve in advance all future transactions, in which we are a participant, that involve amounts that equal or exceed $120,000 and in which any Related Person has or will have a direct or indirect material interest in such transaction. Related Persons include any of our directors, executive officers, holder of 5% or more of any class of our capital stock, or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404 of Regulation S-K. In approving or rejecting any such proposal, our audit committee is to consider all available information deemed relevant by the audit committee, including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a written related-person transactions policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our Common Stock and any members of the immediate family of the foregoing persons, are not permitted to enter into a material related-person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for its audit committee to review such transaction due to a conflict of interest. Such policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our Common Stock or with any of their immediate family members or affiliates, in which the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two fiscal years, will be presented to its audit committee for review, consideration and approval. In approving or rejecting any such proposal, we expect that our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Channel Related Person Transactions

The following is a summary of transactions among related parties that occurred from Channel’s incorporation, until its merger with and into LNHC:

In May 2021, Chromocell Corporation, a Delaware corporation (“Chromocell Holdings”), Channel and Flamands International Holdings LLC ) commenced negotiations regarding a three-party agreement whereby Chromocell Holdings would spin off assets and liabilities associated with its therapeutics operations to Channel and Flamands would provide funding to Channel. As the parties contemplated various transactional structures, an agreement was never effectuated because significant details concerning the assumption of liabilities were never finalized. Chromocell Holdings instead provided multiple advances to Channel for its operations from May 2021 through August 2022. At December 31, 2021, all amounts previously received from Chromocell Holdings by Channel were recorded as advances payable on Channel’s consolidated financial statements.

On August 10, 2022, Channel and Chromocell Holdings entered into the Contribution Agreement effecting (1) the contribution by Chromocell Holdings to Channel of assets related to Chromocell Holdings’ therapeutics business, which Channel transferred to Channel (the “Therapeutics Business”), including all intellectual property secrets related to Chromocell Holdings’ NaV1.7 program and its clinical-stage CC8464 lead compound, (2) assumption by Channel of direct liabilities related to Chromocell Holdings’ historical Therapeutics Business in the amount of $1,556,323 as well as a cash payment by Channel to Chromocell Holdings of $597,038 within three business days of the closing of the IPO and (3) the issuance by Channel to Chromocell Holdings of 1,111,112 shares of Channel common stock and 600,000 shares of Channel Series A preferred stock.

On August 2, 2023, Channel entered into a Side Letter to the Contribution Agreement with Chromocell Holdings (the “Holdings Side Letter”). Pursuant to the Holdings Side Letter, upon closing of the IPO: (a) Chromocell Holdings re-assumed all $1.6 million in direct liabilities previously assumed by Channel in accordance with the Contribution Agreement, (b) Chromocell Holdings waived Channel’s obligations to make a cash payment in the amount of $0.6 million to Chromocell Holdings, and (c) in consideration thereof, Channel issued to Chromocell Holdings 2,600 shares of the Company’s Series C Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”).

On April 17, 2023, Chromocell Holdings forfeited 133,745 shares of Channel common stock as Chromocell Holdings did not fund its pro rata allocation in a bridge financing in April 2023 for an aggregate principal amount of $393,808 (the “April Bridge Financing”), per the terms governing the April Bridge Financing.

On December 18, 2024, 747,187 shares of Channel common stock and 2,600 shares of Series C Preferred Stock held by Chromocell Holdings were transferred by Channel to Alexandra Wood (Canada) Inc. (“AWI”) in satisfaction of a default judgement against Chromocell Holdings regarding the default by Chromocell Holdings of a secured promissory note by order of the Supreme Court of the State of New York, County of New York on November 25, 2024 in the matter Alexandra Wood (Canada) Inc v. Chromocell Corp., Index No. 651735/2024. AWI subsequently transferred 173,000 shares of Chromocell Holding’s Channel common stock that it received such that AWI now owns 574,187 shares of the Channel common stock originally issued to Chromocell Holdings in connection with the Contribution Agreement.

On December 6, 2022, Channel and Mr. Todd Davis, one of Channel’s directors, entered into the promissory note in the aggregate principal amount of $175,000 (the “Director Note”). The Director Note had an original issuance discount of $75,000 and matures on December 31, 2023, or, if earlier to occur, upon the closing of an underwritten offering of securities resulting in at least $15 million in gross proceeds. Mr. Davis, as lender, had the right but not the obligation to subscribe to the underwritten offering by presenting the Director Note in whole or in part to purchase such securities as legal tender therefor, on a dollar-for-dollar basis based upon the offering price of such securities to the public. The Director Note bears no interest except in the case of certain events of default. As of December 31, 2023, there was an unamortized debt discount of $0. On December 28, 2023, Channel entered into an amendment to the Director Note, which extended the maturity date to February 29, 2024.

On April 17, 2023, Channel entered into the April Bridge Financing for working capital purposes with various accredited investors, all of whom are pre-existing shareholders, including Chromocell Holdings, Boswell Prayer Ltd., Motif Pharmaceuticals Ltd, Aperture Healthcare Ventures Ltd., MDB Merchants Park LLC, Balmoral and AME Equities LLC (each a related party based on share ownership in excess of 5% or resulting from a principal at one of the entities being on Channel’s board of directors) in the aggregate principal amount of $389,757, after giving effect to the affiliate transactions with the Representative (as defined below). During the year ended December 31, 2023, Channel received an aggregate of $303,651 in advances prior to the close of the April Bridge Financing from certain of the participating investors. Such advances accrued interest at a rate of eight percent (8%) per annum until close of the April Bridge Financing on April 17, 2023, for a total of $19,323 in aggregate interest on all advances during the year ended December 31. The April Bridge Financing consists of senior secured convertible notes that had a maturity date of October 17, 2023. On October 12, 2023, Channel entered into a first amendment to the senior secured convertible notes in the April Bridge Financing, which extended the maturity of the notes to November 1, 2023. On October 24, 2023, Channel entered into a second amendment to the senior secured convertible notes in the April Bridge Financing, which extended the maturity of the notes to November 14, 2023. On November 13, 2023, Channel entered into a third amendment to the senior secured convertible notes in the April Bridge Financing, which further extended the maturity of the notes to February 29, 2024. Such notes accrue interest on the unpaid principal amount at a rate of eight percent (8%) per annum and will automatically convert into 87,109 shares of Channel common stock in connection with the IPO at a twenty percent (20%) discount to the price per IPO Share (based on the IPO price of $6.00 per “IPO Share”). The senior secured convertible notes issued in the April Bridge Financing are secured by a security interest in all of Channel’s assets (including its patents and intellectual property licenses). In connection with the April Bridge Financing, on April 17, 2023, Channel also entered into a securities purchase agreement with holders of the notes, pursuant to which Channel is required to file a registration statement within 180 calendar days after consummation of the IPO, providing for the resale of Channel common stock received by holders of the notes upon conversion of such notes.

On September 1, 2023, Channel entered into a bridge financing in September 2023 for an aggregate principal amount of $198,128 (the “September Bridge Financing”) with various accredited investors, certain of which are pre-existing shareholders, including Aperture Healthcare Ventures Ltd., MDB Merchants Park LLC, Balmoral and AME Equities LLC (each a related party based on share ownership in excess of 5% or resulting from a principal at one of the entities being on Channel’s board of directors) in the aggregate principal amount of $197,421, after giving effect to the Representative Affiliate Transactions. The September Bridge Financing consists of senior secured convertible notes that have a maturity date of March 1, 2024. Such notes accrue interest on the unpaid principal amount at a rate of eight percent (8%) per annum and automatically converted into shares of Channel common stock in connection with the IPO at a twenty percent (20%) discount to the price per IPO Share plus 549 Bonus Shares (43,385 shares, based on the IPO price of $6.00 per IPO Share). The senior secured convertible notes issued in the September Bridge Financing are secured by a security interest in all of Channel’s assets (including its patents and intellectual property licenses). In connection with the September Bridge Financing, on September 1, 2023, Channel also entered into a securities purchase agreement with holders of the notes, pursuant to which Channel is required to file a registration statement within 180 calendar days after consummation of the IPO, providing for the resale of Channel common stock received by holders of the notes upon conversion of such notes. Additionally, Channel entered into a subordination and intercreditor agreement, effective September 1, 2023, with the holders of the senior secured convertible notes issued in the April Bridge Financing, pursuant to which those notes and certain liens of Channel will be subordinated to the rights of the holders of the notes issued in the September Bridge Financing.

On October 12, 2023, Channel and four existing investors entered into promissory notes (the “October Promissory Notes”) with an aggregate face amount of $210,000 and an aggregate purchase price of $175,000. The October Promissory Notes mature on November 12, 2023 or, if earlier to occur, upon the closing of the IPO. The October Promissory Notes bear no interest except in the case of certain events of default. On November 7, 2023, Channel amended and restated the October Promissory Notes to extend the maturity dates of the October Promissory Notes to November 17, 2023. On November 13, 2023, Channel amended and restated the October Promissory Notes to further extend the maturity dates of the Promissory Notes to February 29, 2024. The October Promissory Notes were repaid on February 26, 27 and 28, 2024.

On November 22, 2023, Channel commenced a rights offering (the “Rights Offering”) pursuant to which Channel distributed non-transferable subscription rights (the “Subscription Rights”) to each holder of Channel common stock held as of 5:00 p.m. Eastern Standard Time on November 22, 2023, the record date for the Rights Offering. The Subscription Rights could be exercised at any time during the subscription period, which commenced on November 22, 2023 and expired at 5:00 p.m., Eastern Standard Time, on December 1, 2023. The Subscription Rights were offered to all of its pre-existing shareholders, including Aperture Healthcare Ventures Ltd., MDB Merchants Park LLC, Balmoral and AME Equities LLC (each a related party based on share ownership in excess of 5%, or resulting from a principal at one of the entities being on Channel’s board of directors), and each participated and exercised their Subscription Rights to purchase an aggregate of 1,211,238 shares of Channel common stock at the Subscription Price. In addition, Channel distributed to Mr. Knuettel, its Chief Executive Officer and Chief Financial Officer, and Mrs. Lara Knuettel c/o The Lara H. Knuettel Revocable Trust, a trust for which Mr. Knuettel and his wife are co-trustees (the “Knuettel Trust”), and at no charge to them, additional non-transferable Subscription Rights to purchase up to an aggregate 158,731 shares of Channel common stock in the Rights Offering at the same Subscription Price. On December 27, 2023, the Knuettel Trust made a charitable donation of 27,778 of those shares to Temple Israel of the City of New York. On June 28, 2024, the Knuettel Trust made an additional charitable donation of 5,000 shares to Temple Israel of the City of New York and 15,000 shares to The Hewitt School. Also on December 27, 2023, AME Equities LLC made a charitable donation of 87,778 of its shares to Ballantyne Jewish Center, Inc. Upon the closing of the Rights Offering, Channel issued an aggregate of 2,442,468 shares of Channel common stock and received aggregate net proceeds of $246,201, after giving effect to the Representative Affiliate Transactions, which Channel used primarily for general corporate purposes and expenses associated with its IPO.

On December 23, 2023, Channel entered into an exclusive licensing agreement (the “Benuvia License Agreement”) with Benuvia Operations LLC (“Benuvia”) for the Diclofenac Spray Formulation , an intranasal spray formulation of Rizatriptan and an Ondansetron sublingual spray formulation (collectively, the “Spray Formulations”, diversifying its pipeline of non-opioid pain treatment therapies, while adding therapeutic options for related conditions. The sublingual formulation of a Diclofenac spray for the treatment of acute pain is patented and has started clinical development in human volunteers. Preliminary pharmacokinetics suggest that this formulation may have a faster onset of action than oral Diclofenac tablets. Diclofenac is an NSAID that is also marketed under additional brand names including Voltaren and Cataflam in its pill form. Rizatriptan, whose brand name is Maxalt, is used for the acute treatment of migraines as a pill. By a number of clinical measures it is thought to be superior to Sumatriptan. A sublingual formulation of Rizatriptan may potentially have a faster onset of action than an oral form and may be easier to tolerate than swallowing a pill when patients are experiencing nausea as a result of the migraine headache. Ondansetron is an anti-emetic that is available in oral and intravenous form. An Ondansetron sublingual spray formulation may potentially have a faster onset of action than an oral form and may be easier to tolerate than swallowing a pill when patients are experiencing nausea. Under the terms of the Benuvia License Agreement, Benuvia will be responsible for the manufacturing and supply of the Spray Formulations, but Channel will have exclusive, worldwide rights to develop, commercialize and distribute the Spray Formulations and Channel will purchase the Spray Formulations exclusively from Benuvia, pursuant to the Benuvia Supply Agreement. The initial sale price per unit for each Spray Formulation payable by Channel to Benuvia pursuant to the Benuvia Supply Agreement shall be subject to good faith negotiations; provided that the initial price for each Spray Formulation and the price for each Spray Formulation during the term of the Benuvia License Agreement in no event shall be less than Benuvia’s cost of manufacturing the respective Spray Formulation plus a gross margin to Benuvia. The price for each Spray Formulation shall be subject to an annual increase in amounts equal to the percentage change in the Producer Price Index, Pharmaceutical Preparations as published by the U.S. Department of Labor, Bureau of Labor Statistics.

Under the terms of the Benuvia License Agreement, Channel obtained exclusive, worldwide rights to develop, commercialize and distribute the Spray Formulations. In connection with the Benuvia License Agreement, Channel agreed to pay Benuvia a six and one-half percent (6.5%) royalty on net sales of the Spray Formulations for a period of up to 15 years from the date of the first commercial sale of the Spray Formulations. To date, Channel has paid $0 to Benuvia as royalty on net sales of the Spray Formulations. Pursuant to the stock issuance agreement with Benuvia , Channel issued to Benuvia 384,226 shares of Channel common stock, which may be offered and sold pursuant to a resale prospectus. Benuvia will be responsible for the manufacturing and supply of the Spray Formulations, which is capped not to exceed a specific gross margin for Benuvia, and Channel has a most favored nation rate on development and regulatory services.

Under the Benuvia License Agreement, Channel will have exclusive, worldwide rights to develop, commercialize and distribute the Spray Formulations. Further, Channel has the right to request a bid from a third party to manufacture the Spray Formulations once each year.

The Benuvia License Agreement contains standard termination provisions. The Benuvia License Agreement may be terminated in its entirety, on a Spray Formulation by Spray Formulation basis, and by country by county for a material breach not cured within sixty (60) days after written notice thereof. If Channel breaches any of its payment obligations under the terms of the Benuvia License Agreement that are not the subject of a good faith dispute and are not cured within twenty (20) business days following notice thereof, Benuvia may terminate the Agreement upon written notice to Channel. Channel also has the right to terminate the Benuvia License Agreement in the event Channel determines, in its reasonable business judgment, that (i) any of the Spray Formulations will not be differentiated from oral tablets to result in a financially viable product or (ii) after having discussed a Spray Formulations with the FDA, Channel determines in its reasonable business judgment, that the cost of development of such Spray Formulation would exceed any reasonable forecast of a positive financial return. In the event Channel terminates the Benuvia License Agreement, the parties will negotiate in good faith a license agreement to any improvements Channel made to the Spray Formulations, including any clinical trial data, and Benuvia will pay Channel a pre-determined royalty for such license. Mr. Davis, one of our directors, serves as the Chairman and Chief Executive Officer of Benuvia Holdings, LLC, which is the ultimate parent company of Benuvia.

On February 8, 2024, Channel and certain affiliates of the Representative entered into the Bridge Financing Note Amendments, (the “Bridge Financing Note Amendments”). Under the Bridge Financing Note Amendments, both notes issued in the April Bridge Financing and the September Bridge Financing had a maturity date of March 1, 2024, and the full principal amount of both notes and any accrued interest thereon was payable solely in cash upon the consummation of the IPO. Both notes had an annual interest rate of eight percent (8%), which accrued daily, and was calculated on the basis of a 360-day year (consisting of twelve 30 calendar day periods).

On February 10, 2024, Channel entered into a Stock Rescission Agreement (the “Stock Rescission Agreement”) with certain affiliates of the representative of the underwriters of the IPO (the “Representative”), pursuant to which Channel rescinded 111,129 shares of Channel common stock held by such affiliates of the Representative and agreed to refund an aggregate of $91,512 paid by such affiliates of the Representative in consideration therefor within 30 days of the effective date of the Stock Rescission Agreement.

LNHC Related Person Transactions

The following includes a summary of transactions from January 1, 2022 until the Merger to which LNHC has been a party in which the amount involved exceeded or will exceed the lesser of (i) $120,000 and (ii) 1% of the average of LNHC’s total assets at year-end for the prior two fiscal years, and in which any of LNHC’s directors, executive officers or, to LNHC’s knowledge, beneficial owners of more than 5% of LNHC capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements.

Assignment Agreement

Ligand and LNHC entered into an Assignment Agreement, dated March 24, 2025 (the “Assignment Agreement”), pursuant to which LNHC assigned to Ligand all of its material assets and liabilities (including intellectual property rights and contracts) relating to the NITRICIL platform technology, ZELSUVMI, and product candidates that utilize the NITRICIL platform technology. Ligand’s rights to the assigned assets under the Assignment Agreement are subject to the Amended Sato Agreement described below.

Amended Sato Agreement

Ligand and LNHC entered into an Exclusive License and Sublicense Agreement, dated March 24, 2025 (the “Amended Sato Agreement”), pursuant to which Ligand granted to LNHC an exclusive, sublicensable license under the intellectual property rights assigned to Ligand pursuant to the Assignment Agreement to exploit ZELSUVMI™ (berdazimer) topical gel (the “Licensed Product”) for the treatment of molluscum contagiosum in humans (the “Licensed Field”) anywhere in the world except Japan (the “Territory”) and to make and have made certain compounds and products as defined in the Sato Agreement, pursuant to which Sato has received certain rights to certain compounds and products in Japan.

LNHC will use commercially reasonable efforts to commercialize the Licensed Product in the Licensed Field in the Territory. Within one year of the effective date of the Amended Sato Agreement, Ligand and LNHC will also negotiate in good faith a development and funding agreement for LNHC to obtain rights to develop and commercialize the product program designated SB207.

LNHC will pay Ligand a 13% royalty on net sales of the Licensed Product. LNHC will also pay Ligand an aggregate amount of $10 million upon the achievement of certain sales and commercial milestones. LNHC will further pay Ligand a low-mid percentage of non-royalty payments received from its sublicensees.

Unless terminated earlier according to its terms, the Amended Sato Agreement will expire when LNHC ceases to actively exploit the Licensed Product. Either party may terminate for the other party’s material breach subject to a notice and cure period. Ligand may terminate if LNHC fails to achieve certain regulatory and commercial milestones with respect to certain major markets, if LNHC challenges the licensed patents or if LNHC becomes insolvent.

Master Services Agreement

In connection with drug products developed by Ligand, its affiliates or its licensees (the “Ligand Parties”) utilizing the NITRICIL platform technology, Ligand and LNHC entered into a Master Services Agreement, pursuant to which LNHC will provide to the Ligand Parties certain development and manufacturing services in connection with such drug products developed by the Ligand Parties. In the event Ligand wishes to manufacture any product that uses the NITRICIL platform technology for other than ZELSUVMI (berdazimer) topical gel for the treatment of molluscum contagiosum in humans, then LNHC will transfer all necessary know-how to enable Ligand or its designee to manufacture such product. The Master Services Agreement will expire on March 24, 2040, subject to Ligand’s election to renew the Master Services Agreement for additional five-year periods, provided Ligand gives at least 90 days’ prior written notice thereof to LNHC. Ligand may terminate the Master Services Agreement for any reason or if LNHC undergoes a change in control, provided Ligand gives at least 30 days’ prior written notice to LNHC. Either party may terminate for the other party’s material breach subject to a notice and cure period or if the other party becomes insolvent or bankrupt.

Ligand Bridge Note

Effective January 1, 2025, LNHC entered into a revolving bridge promissory note with Ligand (the “Ligand Bridge Note”) under which any amounts of cash transfers from Ligand to LNHC, and settlement of LNHC’s expenses directly by Ligand, starting from January 1, 2025, are considered a loan from Ligand to LNHC. The maximum borrowing under the Ligand Bridge Note is $18.0 million. The Ligand Bridge Note was repaid at the closing of the Merger, and the amount repaid under the Ligand Bridge was offset against Ligand’s funding commitment in the PIPE Financing.

Post-Merger Related Party Transactions

On July 1, 2025, the Company consummated the Merger with LNHC, pursuant to which CHRO Merger Sub merged with and into LNHC, with LNHC surviving the Merger and continuing as a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, executed by and among the Company, Merger Sub, LNHC and Ligand, the Merger closed on July 1, 2025. At the Effective Time, the Company issued an aggregate of approximately 31,278 shares of Series A Preferred Stock to Ligand, based on the exchange ratio set forth in the Merger Agreement. Immediately following the Effective Time, approximately 57,568 shares of Series A Preferred Stock were issued and outstanding. Following the Merger, LNHC became a wholly-owned subsidiary of the Company, and the Company adopted the business plan of LNHC. LNHC is a biopharmaceutical company committed to commercializing innovative, safe, and efficacious therapeutic products to help patients with unmet treatment burdens.

In conjunction with the consummation of the Merger, the Company closed (the “PIPE Financing”) pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) with LNHC and certain investors, which included Ligand (collectively, the “PIPE Investors”). At the closing of the PIPE Financing, which occurred immediately prior to the Effective Time, the Company issued an aggregate of 50,100 shares of Series A Preferred Stock to the PIPE Investors, including Camden which received 100 shares of Series A Preferred Stock, Balmoral which received 400 shares of Series A Preferred Stock, Ligand which received 31,279 shares of Series A Preferred Stock and Key Recovery which received 400 shares of Series A Preferred Stock (each a related party based on share ownership in excess of 5%, or resulting from a principal at one of the entities being on the Board), for gross proceeds of approximately $50.1 million, consisting of approximately $50.0 million in cash and the conversion of approximately $0.1 million of principal and interest under an outstanding convertible note.

Each share of Series A Preferred Stock is convertible into shares of Common Stock, subject to certain beneficial ownership limitations, including a 49.9% cap for Ligand and a 4.99% cap for other PIPE Investors. Immediately following the PIPE Financing, certain PIPE Investors converted 23,810 shares of Series A Preferred Stock into an aggregate of 2,381,000 shares of Common Stock (after giving effect to the “Reverse Stock Split”).

The Securities Purchase Agreement also provides the PIPE Investors with customary rights, including participation rights in future financings, anti-dilution protections, and registration rights pursuant to a Registration Rights Agreement entered into on the Closing Date. The Company is obligated to file a resale registration statement with the SEC covering the shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

On the Closing Date, the Company effected the Reverse Stock Split and changed its name from Channel Therapeutics Corporation to Pelthos Therapeutics Inc. The Common Stock commenced trading on the NYSE American under the symbol “PTHS” on July 2, 2025.

Nomis RoyaltyVest

As an inducement to enter into the Securities Purchase Agreement, the Company and Nomis RoyaltyVest LLC (“NRV”) entered into a Purchase and Sale Agreement, dated as of July 1, 2025, pursuant to which the Company sold to NRV, and NRV purchased, all of the Company’s rights, title and interest in and to a portion of the Company’s revenue payments for ZELSUVMI and all accounts with respect thereto. In addition, prior to the expiration of the Initial Royalty Term (as defined in the ZELSUVMI Royalty Agreement), NRV will receive a 1.5% royalty on net sales of ZELSUVMI worldwide, other than in Japan, and 3.46% of non-royalty sublicensing payments received by LNHC for its sublicensing of rights to ZELSUVMI, and (ii) after the expiration of the Initial Royalty Term, NRV will receive a 1.2% royalty on net sales of ZELSUVMI worldwide, other than in Japan, and 3.46% of non-royalty sublicensing payments received by LNHC for its sublicensing of rights to ZELSUVMI.

NRV, Ligand, and Madison

On July 1, 2025, the Company and NRV, Ligand, and Madison Royalty LLC, a Colorado limited liability company, on behalf of certain of the Company’s management team and other assignees (“Madison”) entered into a Purchase and Sale Agreement, pursuant to which the Company sold to each of NRV, Ligand, and Madison, and each of NRV, Ligand, and Madison purchased, all of the Company’s rights, title and interest in and to a portion of the Company’s revenue payments and all accounts related to or utilizing the Channel Covered Products. In addition, (A) prior to the expiration of the initial royalty term, (i) NRV will receive a 5.3% royalty, Ligand will receive a 1.7% royalty and Madison will receive a 1.5% royalty on Net Sales of the Channel Covered Products worldwide, and (ii) NRV will receive 12.23%, Ligand will receive 3.92% and Madison will receive 3.46% of non-royalty sublicensing payments received by Pharmaceutical Sub for its sublicensing of rights to the Channel Covered Products worldwide; and (B) after the expiration of the initial royalty term, (i) NRV will receive a 4.24% royalty, Ligand will receive a 1.36% royalty and Madison will receive a 1.2% royalty on Net Sales of the Channel Covered Products worldwide, and (ii) NRV will receive 12.23%, Ligand will receive 3.92% and Madison will receive 3.46% of non-royalty sublicensing payments received by Pharmaceutical Sub for its sublicensing of rights to the Channel Covered Products worldwide.

Convertible Note Financing (Private Placement)

On November 6, 2025 (the “Convertible Note Financing Closing Date”), the Company entered into a securities purchase agreement (the “November 2025 Securities Purchase Agreement”) with certain investors, including Ligand which received a Convertible Note in the principal amount of $9,000,000 and Balmoral which received a Convertible Note in the principal amount of $250,000 (each a related party based on share ownership in excess of 5%, or resulting from a principal at one of the entities being on the Board) (collectively, the “Investors”), pursuant to which, among other things, on the Convertible Note Financing Closing Date, the Investors purchased for cash, and the Company issued and sold to the Investors, the Convertible Notes in the aggregate original principal amount of $18,000, which are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Convertible Note Financing”). The gross proceeds from the Convertible Note Financing were approximately $18,000 million, before paying estimated expenses. The November 2025 Securities Purchase Agreement contained customary representations and warranties of the Company, on the one hand, and the Investors, on the other hand, and customary conditions to closing. The November 2025 Securities Purchase Agreement generally prohibits the Company from issuing securities without the written consent of the Required Holders (as defined in the November 2025 Securities Purchase Agreement), but includes exceptions for specific issuances of securities, including in connection with the independent funding and development of the Company’s historical assets relating to the sodium-ion channel known as NaV1.7 for the treatment of various types of systemic chronic pain, acute and chronic eye pain and post-surgical nerve blocks. The Investors have approved Ligand to serve as collateral agent (the “Collateral Agent”) under the Pledge Agreement (as defined below) and the other Security Documents (as defined in the November 2025 Securities Purchase Agreement) and have authorized the Collateral Agent to take action on behalf of the Investors in accordance with the terms of the November 2025 Securities Purchase Agreement and the Security Documents. The Convertible Note Financing was approved by the vote of the disinterested directors of the Board.

The closing of the Convertible Note Financing occurred on November 6, 2025.

As partial consideration for the Convertible Notes, the Company granted to each of the Investors (i) a 5.0% royalty on net sales of XepiTM (ozenoxacin) cream, for topical use (described below), and all other derivatives and modifications thereof (“Xepi”), to be shared pro rata among all the Investors and (ii) the Company’s right to receive all royalty payments and milestone payments paid by Sato to Ligand in respect of net sales of ZELSUVMI (less 50.0% of the milestone payment payable by Sato in respect of the first commercial sale of ZELSUVMI in Japan, which will be kept by the Company), to be shared pro rata among all the Investors (the “Sato Payments”).

Pledge Agreement

On the Convertible Note Financing Closing Date, the Company, as pledgor and Ligand, as secured party, in its capacity as Collateral Agent for each holder of Convertible Notes, entered into a pledge agreement (the “Pledge Agreement”). In accordance with the terms of the Pledge Agreement, the Convertible Notes are secured by a lien on, and security interest in, (i) 10.0% of all aggregate net sales of the “End Product” as defined in that certain License and API Supply Agreement, dated as of November 6, 2025, by and among the Company, Ferrer Internacional, S.A. and Interquim, S.A.U., including Xepi, in the United States, including Puerto Rico and the U.S. Virgin Islands; provided, however, that the Company will only accrue 5.0% of such payments as liabilities until the occurrence of an event of default (the “Covered Product Revenue Payments”), (ii) the Sato Payments, and (iii) all accounts receivable of the Company with respect to the Covered Product Revenue Payments and the Sato Payments, pursuant to a pledge agreement by and between – in each case, subject to certain permitted indebtedness of the Company.

Registration Rights Agreement

On the Convertible Note Financing Closing Date, the Company and the Investors entered into a registration rights agreement (the “Convertible Notes Registration Rights Agreement”), pursuant to which the Investors are entitled to certain resale registration rights with respect to shares of the Company’s common stock issuable upon conversion of the Convertible Notes issued to the Investors. Pursuant to the Convertible Notes Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the SEC on or prior to the 60th calendar day following the Convertible Note Financing Closing Date. The Company is obligated to use reasonable best efforts to cause this registration statement to be declared effective by the SEC by the earlier of (i) 90 calendar days following the Convertible Note Financing Closing Date and (ii) the second business day after the date the Company is notified by the SEC that the registration statement will not be reviewed.

Amended and Restated Lock-Up Agreement

As previously disclosed in the Company’s Current Report on Form 8-K filed on April 17, 2025, certain investors (the “Lock-Up Investors”) and Ligand entered into lock-up agreements (collectively, the “Lock-Up Agreements”), pursuant to which such parties agreed not to, except in limited circumstances, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or preferred stock, par value $0.0001 per share, from July 1, 2025 until December 31, 2025, subject to certain exceptions set forth in each of the Lock-Up Agreements.

As an inducement to certain Investors to enter into the November 2025 Securities Purchase Agreement, the Lock-Up Investors and Ligand, have, on the Convertible Note Financing Closing Date, entered into amended and restated lock-up agreements, pursuant to which the Lock-Up Investors and Ligand have received terms identical to those included in the Lock-Up Agreements signed by certain other investors who were parties to that certain securities purchase agreement, dated April 16, 2025, by and among the Company, LNHC, and the others investors thereto.

Channel Products Royalty Agreement Amendment

As an inducement to certain Investors to enter into the November 2025 Securities Purchase Agreement, on the Convertible Note Financing Closing Date, Channel Pharmaceutical Corporation, a wholly owned subsidiary of the Company, and the Company, as seller, and NRV, Ligand, and Madison, as purchasers, entered into Amendment No. 1 to the Channel Products Royalty Agreement , pursuant to which the Company, NRV, Ligand and Madison amended the definition of the Channel Covered Products to exclude (i) Nitricil based technology and (ii) Xepi.

Assignment Agreement Amendment

As an inducement to certain Investors to enter into the November 2025 Securities Purchase Agreement, on the Convertible Note Financing Closing Date, LNHC and Ligand entered into Amendment No. 1 to the Assignment Agreement, pursuant to which Ligand agreed to pay the Company (i) 75% of the milestone payment received by Ligand from Sato in respect of the first commercial sale of the “Licensed Product” (as defined in Amended Sato Agreement) in Japan; and (ii) fifty percent (50%) of any other amounts received by Ligand from Sato under the Amended Sato Agreement solely in respect of the “Licensed Product” (and, for the avoidance of doubt, no other product covered by the Amended Sato Agreement) in the “Licensed Field” (in each case, as defined in the Amended Sato Agreement), less any out-of-pocket costs incurred by Ligand to effectuate its rights, obligations and responsibilities under the Amended Sato Agreement.

AUDIT COMMITTEE REPORT

The following report (the “Audit Report”) of the Board’s audit committee (the “Audit Committee”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act except to the extent the Company specifically incorporates this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three (3) broad categories:

First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters.

Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal, reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company, and determining whether the outside auditors are independent.

Third, the Audit Committee reviews financial reporting, policies, procedures, and internal controls of the Company. In addition, the Audit Committee is responsible for reviewing and approving related person transactions and overseeing the Company’s compliance with legal and regulatory requirements. The Audit Committee also prepares the audit committee report included in the Company’s annual proxy statement.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Audit Committee met with management and the Company’s outside auditors, including meetings with the Company’s outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to the Company’s outside auditors, the Audit Committee, among other things, discussed with CBIZ, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024, matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the U.S. Securities and Exchange Commission.

This Audit Report has been furnished by the Audit Committee of the Board.

Ezra Friedberg, Chairman

Matthew Pauls

 APPROVAL TO WAIVE THE EXCHANGE CAP IN CONNECTION WITH THE CONVERTIBLE NOTE FINANCING

(Proposal No. 2)

Background

The purpose of Proposal No. 2 is to obtain the shareholder approval necessary under applicable NYSE American Rules to ratify and approve a waiver on the number of shares that may be issued, in the aggregate, to certain holders pursuant to the Convertible Note Financing. NYSE American requires that companies obtain shareholder approval before issuing common stock (or securities convertible into or exercisable for common stock) in a private placement that constitutes 20% or more of the company’s pre-transaction outstanding common stock or voting power at a discounted price. The Company shall not issue or sell any shares of Common Stock if the aggregate number of shares of Common Stock that would be issued to any holder or any of their affiliates would exceed the number of shares equal to 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the date of issuance (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”).

Convertible Note Financing

On November 6, 2025, the Company entered into the November 2025 Securities Purchase Agreement with the Investors pursuant to which, among other things, on the such date, the Investors purchased for cash, and the Company issued and sold to the Investors, the Convertible Notes in the aggregate original principal amount of $18.0 million, which are convertible into shares of Common Stock, in the Convertible Note Financing. The gross proceeds from the Convertible Note Financing were approximately $18.0 million, before paying estimated expenses. The November 2025 Securities Purchase Agreement contained customary representations and warranties of the Company, on the one hand, and the Investors, on the other hand, and customary conditions to closing. The November 2025 Securities Purchase Agreement generally prohibits the Company from issuing securities without the written consent of the Required Holders (as defined in the November 2025 Securities Purchase Agreement), but includes exceptions for specific issuances of securities, including in connection with the independent funding and development of the Company’s historical assets relating to the sodium-ion channel known as NaV1.7 for the treatment of various types of systemic chronic pain, acute and chronic eye pain and post-surgical nerve blocks. The Investors have approved Ligand to serve as the Collateral Agent under the Pledge Agreement (as defined in the November 2025 Securities Purchase Agreement) and the other Security Documents (as defined in the November 2025 Securities Purchase Agreement) and have authorized the Collateral Agent to take action on behalf of the Investors in accordance with the terms of the November 2025 Securities Purchase Agreement and the related security documents. The Convertible Note Financing was approved by the vote of the disinterested directors of the Board.

The Convertible Notes rank senior to current and future indebtedness of the Company and its subsidiaries, excluding (i) any credit facility with one or more financial institutions in form and substance reasonably satisfactory to the Required Holders and with an aggregate amount of indebtedness that does not exceed $50.0 million or (ii) an asset-based loan facility that does not exceed $10.0 million, subject to certain conditions (together, the “Permitted Senior Indebtedness”). The Convertible Notes accrue interest at a rate of 8.5% per annum (which increases to 18.0% in the event of a default) and mature on November 6, 2027 (the “Maturity Date”). The Convertible Notes are convertible by the holders thereof in whole or in part at any time after issuance and prior to the Maturity Date into shares of Common Stock based on the Conversion Price of $34.442 per share, which cannot be reduced below $34.442 per share without obtaining the approval of the shareholders of the Company (the “Shareholder Approval”), and is subject to customary adjustments for stock splits, stock dividends, recapitalization and other similar transactions. On the later of December 1, 2025 and the date the Company obtains the Shareholder Approval, if any, if the Conversion Price then in effect is greater than $29.73 per share, the Conversion Price shall automatically lower to $29.73 per share. In addition, on the maturity date of the Convertible Notes, if the Company’s Permitted Senior Indebtedness does not permit the Company to make the cash payment then due under the Convertible Notes, if the Conversion Price will automatically adjust to a price equal to the average volume weighted average price of the Common Stock for the five trading days ending immediately prior to the Maturity Date.

Under the applicable NYSE American Rules, in no event may the Company issue to the holders of the Convertible Notes more than 612,030 shares of Common Stock, the Exchange Cap prior to the execution of the November 2025 Securities Purchase Agreement, unless the Company obtains shareholder approval to issue shares of Common Stock to the holders of the Convertible in excess of the Exchange Cap under the November 2025 Securities Purchase Agreement, or otherwise, and in accordance with applicable NYSE American listing rules. If all of the Convertible Notes were converted into shares of Common Stock issued and outstanding as of the date hereof (without taking into account the Exchange Cap limitation), such shares would represent approximately 17.1% of the total number of shares of our Common Stock outstanding and approximately 34.9% of the total number of shares of our Common Stock held by non-affiliates outstanding, in each case, as of the date hereof.

NYSE American Requirements and the Necessity of Shareholder Approval

Section 713(a)(ii) of the NYSE American LLC Company Guide requires shareholder approval as a prerequisite to approval of applications to list additional shares when the additional shares will be issued in connection with the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of the presently outstanding stock for less than the Minimum Price. Shares of Common Stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value.

What is the Effect on Current Shareholders if Proposal No. 2 is Approved?

If our shareholders approve this proposal, we will be able to eliminate the Exchange Cap in the Convertible Note Financing and therefore have the option to issue the maximum number of shares of Common Stock issuable under the Convertible Notes, which would exceed 19.99% of our issued and outstanding shares of Common Stock as of the date we executed the November 2025 Securities Purchase Agreement and issued the Convertible Notes. If our shareholders approve Proposal No. 2, the rights or privileges of our existing shareholders will not be affected, except that the economic and voting interests of each of our existing shareholders will be diluted should we issue all of the shares of Common Stock issuable upon conversion of the Convertible Notes (the “Conversion Shares”). Although the number of shares of our Common Stock that our existing shareholders own will not decrease, the shares of our Common Stock owned by our existing shareholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

Pursuant to the terms of the Convertible Notes, if the shareholders approve Proposal No. 2 and if the Conversion Price of the Convertible Notes then in effect is greater than $29.73 per share, the Company will be authorized, with the consent of the Required Holders, to reduce the Conversion Price of the Convertible Notes below the current Conversion Floor Price of $34.442 per share, to the Adjustment Price of $29.73 per share, subject to adjustment as provided for in the Convertible Notes, but, in no event, not less than any minimum price required by applicable law or the NYSE American Rules. Any such reduction would be effected by amendments to the Convertible Notes, and the Company would publicly disclose the terms of any such amendments.

Also pursuant to the terms of the Convertible Notes, if the shareholders approve Proposal No. 2 and if the Company’s Permitted Senior Indebtedness does not permit the Company to make the cash payment then due under the Convertible Notes on the Maturity Date, the Conversion Price of the Convertible Notes will automatically adjust to a price equal to the average volume weighted average price of the Common Stock for the five trading days ending immediately prior to the Maturity Date.

Approval of Proposal No. 2 could therefore result in the issuance of additional shares of Common Stock upon conversion of the Convertible Notes at a lower price, which would have a dilutive effect on the ownership interests of existing shareholders. The issuance of such shares could also impact the market price of our Common Stock. The actual number of shares that may be issued upon conversion of the Convertible Notes at a reduced Conversion Price cannot be determined at this time and will depend on the terms of any amendments and the market price of our Common Stock at the time of conversion.

What is the Effect on Current Shareholders if the Proposal No. 2 is NOT Approved?

If our shareholders do not approve this Proposal No. 2 and the Company is prohibited from issuing Conversion Shares in excess of the Exchange Cap to the holders of Convertible Notes pursuant to the Convertible Note Financing, the Company is required to pay the holder an amount in cash equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on or prior to the first trading day following the date on which the holder delivers to the Company the applicable conversion notice with respect to such Conversion Shares (the “Share Delivery Date”) and to which the Holder is entitled, multiplied by (B) the average VWAP (as defined in the Convertible Notes) of the Common Stock selected by the holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Date.

In addition, the Company will not be authorized to reduce the Conversion Price of the Convertible Notes below the current Conversion Floor Price of $34.442 per share to the Adjustment Price of $29.73 per share, subject to adjustment as provided for in the Convertible Notes, which may limit the Company’s ability to restructure or refinance its obligations under the Convertible Notes or to raise additional capital on favorable terms. The Conversion Price also will not automatically adjust to a price equal to the average volume weighted average price of the Common Stock for the five trading days ending immediately prior to the Maturity Date if the Company’s Permitted Senior Indebtedness does not permit the Company to make the cash payment then due under the Convertible Notes on the Maturity Date, which may also limit the Company’s ability to restructure or refinance its obligations under the Convertible Notes or to raise additional capital on favorable terms.

We are not seeking the approval of our shareholders to authorize our entry into the November 2025 Securities Purchase Agreement, the Convertible Notes and related transaction documents.

Additional Information

This summary is intended to provide you with basic information concerning the Convertible Note Financing and the Committed Equity Financing. The full text of each of the form of Convertible Note and the November 2025 Securities Purchase Agreement were filed as exhibits to our Current Report on Form 8-K filed with the SEC on November 7, 2025.

Vote Required and Recommendation

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Articles of Incorporation, Bylaws or applicable Nevada law), a majority of all the votes cast by holders of shares of Common Stock present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting entitled to vote will be required for approval. Accordingly, a majority of all the votes cast by holders of the shares of Common Stock present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote on the matter will be required to approve the issuance of Convertible Shares pursuant to the Convertible Note Financing. Broker non-votes will not be counted as votes cast and will have no effect on the outcome of this proposal. This proposal is considered a “non-routine” matter under NYSE American rules. As a result, brokers may not vote on this proposal without specific instructions from the beneficial owner.

At the Annual Meeting, a vote will be taken on a proposal to waive the Exchange Cap.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE EXCHANGE CAP WAIVER IN CONNECTION WITH THE CONVERTIBLE NOTE FINANCING.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 3)

CBIZ (and its predecessor, Marcum LLP) has served as our independent registered public accounting firm since 2020 and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

At the Annual Meeting, the shareholders will vote on a proposal to ratify this selection of CBIZ as our independent registered public accounting firm. If this ratification is not approved by the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, the Board will reconsider its selection of CBIZ as our independent registered public accounting firm.

CBIZ has no interest, financial or otherwise, in our Company. We do not currently expect a representative of CBIZ to physically attend the Annual Meeting, however, it is anticipated that a CBIZ representative will be available to participate in the Annual Meeting via telephone in the event he or she wishes to make a statement, or in order to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents aggregate fees for professional services rendered by CBIZ for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2024 and 2023.

	2024	2023
Audit fees(1)	211,817	$164,229
Audit-related fees(2)	82,546	156,346
Tax fees(3)	—	—
All other fees(4)	77,092	43,490
Total	371,455	$364,065

(1)	“Audit fees” include fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly condensed financial statements and advisory services on accounting matters that were addressed during the annual audit and quarterly review. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements, such as consents and review of documents filed with the SEC.
(2)	“Audit-related fees” include fees billed for professional services rendered that are reasonably related to the performance of the audit or review of our financial statements including subscription for the online library of accounting research literature and are not reported under “Audit Fees”.
(3)	Tax fees” include fees for tax compliance. Tax compliance fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters, and assistance with tax audits.
(4)	“All other fees” include fees for the bring down and comfort letters associated with the IPO as well as work done in evaluating the Contribution Agreement.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountant

Our Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of such independent auditors with respect to such services. The chairman of our Audit Committee has been delegated the authority by the Audit Committee to pre-approve interim services by our independent auditors other than the annual audit. The chairman of our Audit Committee must report all such pre-approvals to the entire Audit Committee at the next committee meeting.

Vote Required and Recommendation

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Articles of Incorporation, Bylaws, or applicable Nevada law), a majority of all the votes cast by the holders of shares of Common Stock present in person, by remote communication, if applicable or represented by proxy at the meeting and entitled to vote on the matter will be required for approval. Accordingly, a majority of all the votes cast by the holders of shares of Common Stock present in person, by remote communication, if applicable or represented by proxy at the meeting and entitled to vote will be required to ratify the Board’s selection of CBIZ as our independent registered public accountants for the fiscal year ending December 31, 2025. If this ratification is not approved by the requisite vote of the shareholders voting on the matter, the Board will reconsider its selection of CBIZ as our independent registered public accounting firm.

Abstentions will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast and therefore will not be counted for purposes of determining whether Proposal No. 3 has been approved. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast for Proposal No. 3.

At the Annual Meeting a vote will be taken on a proposal to ratify the selection of CBIZ as our independent registered public accountants for the fiscal year ending December 31, 2025.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION

OF THE SELECTION OF CBIZ AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

FUTURE SHAREHOLDER PROPOSALS

Any shareholder who desires to submit nominations for the election to the Board for the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”), or any shareholder who desires to include proposals in the Company’s 2026 Annual Meeting proxy materials pursuant to Rule 14(a)-8 under the Exchange Act, for business other than nominations for the election to the Board, must deliver written notice to the secretary of the Company at the principal executive offices of the Company no later than September 18, 2026, which is 90 calendar days prior to the anniversary of the date of the Annual Meeting, and no earlier than August 19, 2026, which is 120 calendar days prior to the anniversary of the date of the Annual Meeting, provided that in the event that the date of the 2026 Annual Meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the Annual Meeting, or if no annual meeting was held in the preceding year, such notice must be received no earlier than 120 calendar days prior to the date of the 2026 Annual Meeting and no later than the close of business on the later of (i) the 90th day prior to the 2026 Annual Meeting and (ii) the 10th day following the day on which notice of the date of the 2025 Annual Meeting was mailed or public announcement of the date of such meeting is first made, whichever first occurs.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting shareholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some shareholders following the original solicitation.

OTHER BUSINESS

Other Matters Brought Before the Meeting

The Board knows of no other items that are likely to be brought before the Annual Meeting except those that are set forth in the Notice of Internet Availability. If any other matters properly come before the Annual Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Shareholders Entitled to Vote

The Common Stock is the only class of voting securities outstanding and entitled to vote at the Annual Meeting. As of 5:00 p.m. Eastern Time on the Record Date,      shares of Common Stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter.

How to Vote

Your vote is very important no matter how many shares of Common Stock you own. Whether or not you plan to attend the virtual Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/PTHS2025, we urge you to vote your shares of Common Stock today.

Instructions regarding each method of voting are provided in the proxy materials and shareholders can access proxy materials and vote at www.proxyvote.com. If you desire to submit your vote via internet or telephone, or if you desire to submit questions while connected to the Annual Meeting on the Internet, follow the instructions at www.proxyvote.com and use the 16-digit control number included in the enclosed proxy card mailed to you.

If You Are a Registered Holder of Common Stock

If you are a registered holder of shares of Common Stock, you may vote such shares either by voting by proxy in advance of the Annual Meeting or by voting at the virtual Annual Meeting while connected to the virtual Annual Meeting on the internet. If you submit your executed proxy card or submit a proxy in the manner provided in the proxy materials, unless you direct otherwise, your shares will be voted in accordance with the Board’s recommendations set forth in this Proxy Statement, and if any other matters are brought before the Annual Meeting (other than the proposals contained in this Proxy Statement), then the individual(s) listed on the proxy will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.

In case a quorum is not present at the Annual Meeting, a majority of the shareholders who are present at the Annual Meeting or represented by proxy, and cast at the Annual Meeting, may adjourn the Annual Meeting (without notice other than announcement of adjournment at the Annual Meeting) to another time or to another time and place.

Whether or not you plan to attend the virtual Annual Meeting, we urge you to promptly vote over the internet, by mail or by telephone in the manner provided on the website listed in the Notice of Internet Availability or by completing and returning a proxy card. If you later decide to vote while connected to the Annual Meeting on the internet, the vote you cast at the virtual Annual Meeting will automatically revoke any previously submitted proxy.

Revocability of Proxies

Any shareholder may revoke a submitted proxy by (i) filing a later-dated proxy or a written notice of revocation via internet at any time before the original proxy is exercised or (ii) attending the Annual Meeting via internet and voting.

Please note, however, that only your last dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting, as described in this Proxy Statement.

If your shares of Common Stock are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote such shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change your voting instruction. Please contact your custodian for detailed instructions on how to revoke your voting instruction and the applicable deadlines.

Information Regarding the Company

Our principal executive offices are located at 4020 Stirrup Creek Drive, Suite 110, Durham, NC.

The Company’s website address, https://pelthos.com, is included in this Proxy Statement as a textual reference only, and the information in the Company’s website is not incorporated by reference into this Proxy Statement.

Notice Regarding the Availability of Proxy Materials

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to shareholders on or about November 26, 2025.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this Proxy Statement the information that we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to such information. Information that is incorporated by reference is considered to be part of this Proxy Statement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this Proxy Statement, and will be considered to be a part of this Proxy Statement from the date such information is filed. We have filed with the SEC and incorporate by reference in this Proxy Statement, except as superseded, supplemented or modified by this Proxy Statement, the documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 13, 2025;

●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the SEC on August 13, 2025;

●	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 13, 2025;

●	our Current Reports on Form 8-K filed with the SEC on March 3, 2025, April 17, 2025, July 2, 2025 and November 7, 2025; and

●	our Current Report on Form 8-K/A filed with the SEC on September 16, 2025.

We also incorporate by reference into this Proxy Statement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the Annual Meeting (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in a subsequently filed document incorporated by reference therein modifies or supersedes the statement, and any statement contained in this Proxy Statement is deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in a subsequently filed document incorporated by reference therein modifies or supersedes the statement.

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including exhibits, and of other documents incorporated by reference therein, without charge, upon the written or oral request of such documents. Requests should be directed to:

Pelthos Therapeutics Inc.

4020 Stirrup Creek Drive, Suite 110

Durham, NC

(919) 908-2400

info@pelthos.com

Copies of these filings are also available on our website at https://pelthos.com.

Proxies may be solicited by directors, executive officers, and other employees of the Company in person or by telephone or mail only for use at the Annual Meeting or any adjournment thereof. The Company has retained Broadridge Financial Solutions to assist with the solicitation of proxies for a project management fee of $     , plus reimbursement for out-of-pocket expenses. All solicitation costs will be borne by the Company.

, 2025	By Order of the Board of Directors,

Francis Knuettel II
Chief Financial Officer, Treasurer and Secretary

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V65462-S10053

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PELTHOS THERAPEUTICS INC.

The Board of Directors recommends that you vote as follows: "FOR" Proposal 1, Proposal 2 and Proposal 3

1. Elect the seven nominees to the Board of Directors.

[ ] FOR ALL NOMINEES

[ ] Todd Davis   [ ] Richard Baxter

[ ] Ezra Friedberg   [ ] Peter Greenleaf

[ ] Dr. Richard Malamut   [ ] Matthew Pauls

[ ] Scott Plesha

For Against Abstain

☐ ☐ ☐

☐ ☐ ☐

☐ ☐ ☐

☐ ☐ ☐

In his discretion, the proxy is authorized to vote upon such other business that may properly come before the Annual Meeting.

NOTE: Please sign exactly as name appears below. When shares are held by joint owners both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V65463-S10053

PELTHOS THERAPEUTICS INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
WEDNESDAY, DECEMBER 17, 2025

The undersigned hereby appoints **Scott Plesha and Francis Knuettel II** as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of **Pelthos Therapeutics Inc.** held of record by the undersigned on November 24, 2025, at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/PTHS2025, on Wednesday, December 17, 2025 at 9:00 a.m. ET, and at any adjournments thereof.

Any and all proxies heretofore given are hereby revoked.

When properly executed, this proxy will be voted as designated by the undersigned.

In his discretion, the proxy is authorized to vote upon such other business that may properly come before the Annual Meeting.

(Continued and to be dated and signed on reverse side)